SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Beneficial Mutual Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 5, 2012

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Beneficial Mutual Bancorp, Inc. The meeting will be held at the Company’s headquarters located in the Penn Mutual Towers at 510 Walnut Street, 19th Floor, Philadelphia, Pennsylvania on Thursday, May 17, 2012, at 9:30 a.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. Directors and officers of the Company, as well as representatives of KPMG LLP, the Company’s independent registered public accounting firm, will be present to respond to appropriate questions from stockholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to vote via the Internet, by telephone or by completing and mailing a proxy card promptly. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,

Gerard P. Cuddy President and Chief Executive Officer

510 Walnut Street

Philadelphia, Pennsylvania 19106

(215) 864-6000

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	9:30 a.m., local time, on Thursday, May 17, 2012

PLACE	The Penn Mutual Towers 510 Walnut Street, 19th Floor Philadelphia, Pennsylvania

ITEMS OF BUSINESS	(1) To elect two directors to serve for a term of three years and one director to serve for a term of two years;

(2) To ratify KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012;

(3) To vote on a non-binding resolution to approve the compensation of our named executive officers; and

(5) To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

RECORD DATE	To vote, you must have been a stockholder at the close of business on March 23, 2012.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares via the Internet, by telephone or by completing and returning a proxy card or voting instruction card. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

By Order of the Board of Directors,

William J. Kline, Jr. Corporate Secretary

Philadelphia, Pennsylvania April 5, 2012

BENEFICIAL MUTUAL BANCORP, INC.

PROXY STATEMENT

GENERAL INFORMATION

We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of Beneficial Mutual Bancorp, Inc. for the 2012 annual meeting of stockholders and for any adjournment or postponement of the meeting. In this proxy statement, we may also refer to Beneficial Mutual Bancorp, Inc. as “Beneficial Mutual Bancorp,” the “Company,” “we,” “our” or “us.”

Beneficial Mutual Bancorp is the holding company for Beneficial Bank, which has also operated under the name Beneficial Mutual Savings Bank. In this proxy statement, we may also refer to Beneficial Bank as the “Bank.”

We are holding the 2012 annual meeting at the Company’s headquarters located in the Penn Mutual Towers at 510 Walnut Street, 19th Floor, Philadelphia, Pennsylvania on Thursday, May 17, 2012, at 9:30 a.m., local time.

We intend to mail a notice of internet availability of proxy materials to stockholders of record beginning on or about April 5, 2012.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 17, 2012

This proxy statement and the Company’s 2011 Annual Report to Stockholders are available at http://ir.thebeneficial.com/annuals.cfm.

On this website, the Company also posts the Company’s 2011 Annual Report on Form 10-K, as filed with the U.S. Securities and Exchange Commission, including the Company’s 2011 audited consolidated financial statements.

INFORMATION ABOUT VOTING

Who Can Vote at the Meeting

You are entitled to vote your shares of Beneficial Mutual Bancorp common stock that you owned as of March 23, 2012. As of the close of business on March 23, 2012, a total of 80,225,142 shares of Beneficial Mutual Bancorp common stock were outstanding, including 45,792,775 shares of common stock held by Beneficial Savings Bank MHC. Each share of common stock has one vote.

The Company’s charter provides that, until July 13, 2012, record holders of the Company’s common stock, other than Beneficial Savings Bank MHC, who beneficially own, either directly or indirectly, in excess of 10% of the Company’s outstanding shares are not entitled to any vote with respect to those shares held in excess of the 10% limit.

Ownership of Shares; Attending the Meeting

You may own shares of Beneficial Mutual Bancorp in one of the following ways:

•	Directly in your name as the stockholder of record; or

•	Indirectly through a broker, bank or other holder of record in “street name.”

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us or to vote in person at the meeting.

As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet. Please see the instruction form provided by your broker, bank or other holder of record that accompanies this proxy statement. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Beneficial Mutual Bancorp common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.

Quorum and Vote Required

Quorum. We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy.

Votes Required for Proposals. At this year’s annual meeting, stockholders will elect two directors to serve for a term of three years and one director to serve for a term of two years. In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected.

In voting on the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2012, the affirmative vote of a majority of votes cast at the annual meeting is required.

In voting on the non-binding resolution to approve the compensation of the Company’s named executive officers, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To approve the non-binding resolution, the affirmative vote of a majority of the votes cast at the annual meeting is required. The results of the vote on the compensation of the named executive officers are not binding on the Board of Directors.

Effect of Not Casting Your Vote. If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors. In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors as they deemed appropriate.

Recent changes in regulation were made to take away the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Therefore, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf. These are referred to as “broker non-votes.” Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm. If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

How We Count Votes. If you return valid proxy instructions or attend the meeting in person, we will count your shares to determine whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted to determine the existence of a quorum.

In the election of directors, votes that are withheld will have no effect on the outcome of the election.

In counting votes on the proposal to ratify the selection of the Company’s independent registered public accounting firm and the non-binding resolution to approve the compensation of the Company’s named executive officers, abstentions will have the same effect as a vote against the proposals and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the voting on the proposals.

Because Beneficial Savings Bank MHC owns in excess of 50% of the outstanding shares of Beneficial Mutual Bancorp common stock, the votes it casts will ensure the presence of a quorum and determine the outcome of each of the proposals to be considered by stockholders at the annual meeting.

Voting by Proxy

The Company’s Board of Directors has prepared this proxy statement to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the Company’s proxy card. All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends that you vote:

•	“FOR” each of the nominees for director;

•	“FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm; and

•	“FOR” the approval of the compensation of the Company’s named executive officers.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the annual meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your shares of Company common stock may be voted by the persons named in the proxy card on the new meeting date, provided that the new meeting occurs within 30 days of the annual meeting date and you have not revoked your proxy. The Company does not currently know of any other matters to be presented at the annual meeting.

You may revoke your proxy at any time before the vote is taken at the annual meeting. To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later-dated proxy or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

Instead of voting by mailing a proxy card, registered stockholders can vote their shares of Company common stock via the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate stockholders’ identities, allow stockholders to provide their voting instructions and confirm that their instructions have been recorded properly. Specific instructions for Internet and telephone voting are set forth on the Company’s proxy card. The deadline for voting via the Internet or by telephone is 11:59 p.m., Eastern time, on Wednesday, May 16, 2012.

Participants in the Beneficial Mutual Savings Bank Employee Savings and Stock Ownership Plan and/or the Beneficial Mutual Bancorp, Inc. 2008 Equity Incentive Plan

If you participate in the Beneficial Mutual Savings Bank Employee Savings and Stock Ownership Plan (the “KSOP”), you will receive a voting instruction card that reflects all shares you may direct the trustee to vote on your behalf under the KSOP. Under the terms of the KSOP, all credited shares of Beneficial Mutual Bancorp common stock held by the KSOP trust are voted by the KSOP trustee, as directed by plan participants. All shares of Company common stock held in the KSOP trust that have not been credited to participants’ accounts, and all credited shares for which no timely voting instructions are received, are voted by the KSOP trustee in the same proportion as shares for which the trustee has received timely voting instructions, subject to the exercise of its fiduciary duties. If you participate in the Beneficial Mutual Bancorp, Inc. 2008 Equity Incentive Plan (the “Equity Incentive Plan”), you will also receive a voting instruction card for the purpose of directing the Equity Incentive Plan trustee how to vote the unvested shares of Company common stock awarded to you under the Equity Incentive Plan. The deadline for returning your voting instruction cards is May 10, 2012.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Independence

The Company’s Board of Directors currently consists of thirteen members. Each of the Company’s directors is independent under the listing requirements of the Nasdaq Stock Market, Inc., except for Mr. Gerard P. Cuddy, whom we currently employ as President and Chief Executive Officer.

Board Leadership Structure and Board’s Role in Risk Oversight

The Company’s Board of Directors endorses the view that one of its primary functions is to protect stockholders’ interests by providing independent oversight of management, including the Chief Executive Officer. However, the Board does not believe that mandating a particular structure, such as a separate Chairman and Chief Executive Officer, is necessary to achieve effective oversight. The Board of the Company is currently comprised of thirteen directors, twelve of whom are independent directors under the listing standards of the Nasdaq Stock Market. The Chairman of the Board has no greater nor lesser vote on matters considered by the Board than any other director, and the Chairman does not vote on any related party transaction. All directors of the Company, including the Chairman, are bound by fiduciary obligations, imposed by law, to serve the best interests of the stockholders. Accordingly, separating the offices of Chairman and Chief Executive Officer would not serve to enhance or diminish the fiduciary duties of any director of the Company. In addition, the Company has appointed Ms. Elizabeth H. Gemmill, an independent director, to serve as Lead Director. Among other things, the Lead Director position assists the Chief Executive Officer with his Board duties thereby allowing him to better focus on the responsibilities of running the Company.

To further strengthen the regular oversight of the full Board, all various committees of the Board are comprised of independent directors. The Compensation Committee of the Board consists solely of independent directors. As detailed in its report and the Compensation Discussion and Analysis appearing elsewhere in this proxy statement, the Compensation Committee reviews and evaluates the performance of all executive officers of the Company, including the Chief Executive Officer and reports to the Board. In addition, the Audit Committee, which is comprised solely of independent directors, oversees the Company’s financial practices, regulatory compliance, accounting procedures and financial reporting functions.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the Chairman of the Board meets regularly with management to discuss strategy and the risks facing the Company. Senior management also attends Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters.

Corporate Governance Policies

The Board of Directors has adopted a corporate governance policy to govern certain activities, including: the duties and responsibilities of directors; the composition, responsibilities and operations of the Board of Directors; the establishment and operation of Board committees; succession planning; convening executive sessions of independent directors; the Board of Directors’ interaction with management and third parties; and the evaluation of the performance of the Board of Directors and of the President and Chief Executive Officer.

Committees of the Board of Directors

The following table identifies our standing committees and their members at December 31, 2011. All members of each committee are independent in accordance with the listing requirements of the Nasdaq Stock Market, Inc. Each committee operates under a written charter that is approved by the Board of Directors that governs its composition, responsibilities and operation. Each committee reviews and reassesses the adequacy of its charter at least annually. The charters of all three committees are available in the Corporate Governance portion of the Investor Relations section of our website (www.thebeneficial.com).

Director	Audit Committee	Compensation Committee	Corporate Governance Committee
Edward G. Boehne		X
Karen D. Buchholz.			X
Gerard P. Cuddy
Frank A. Farnesi	X	X*	X
Donald F. Gayhardt, Jr.	X*
Elizabeth H. Gemmill.		X	X*
Thomas F. Hayes		X
Charles Kahn, Jr.			X
Thomas J. Lewis		X
Joseph J. McLaughlin	X
Michael J. Morris	X		X
George W. Nise	X
Roy D. Yates		X
Number of Meetings in 2011	9	6	3

*	Denotes Chairperson

Audit Committee

The Audit Committee assists the Board of Directors in its oversight of the Company’s accounting, auditing, internal control structure and financial reporting matters, the quality and integrity of the Company’s financial reports and the Company’s compliance with applicable laws and regulations. The Committee is also responsible for engaging the Company’s independent registered public accounting firm and monitoring its conduct and independence. The Board of Directors has designated Frank A. Farnesi as an audit committee financial expert under the rules of the Securities and Exchange Commission. Mr. Farnesi is independent under the listing requirements of the Nasdaq Stock Market, Inc. applicable to audit committee members.

Compensation Committee

The Compensation Committee approves the compensation objectives for the Company and the Bank, establishes the compensation for the Company’s senior management and conducts the performance review of the President and Chief Executive Officer. The Compensation Committee reviews all components of compensation, including salaries, cash incentive plans, long-term incentive plans and various employee benefit matters. Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors. The Committee also assists the Corporate Governance Committee and the Board of Directors in evaluating potential candidates for executive positions. See “Compensation Discussion and Analysis” for a discussion of the role of management and compensation consultants in determining and/or recommending the amount or form of executive compensation.

Consistent with new SEC disclosure requirements, the Compensation Committee has assessed the Company’s compensation programs and has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. Our internal risk management officer has also assessed the Company’s executive and broad-based compensation and benefits programs to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. This risk assessment process included a review of program policies and practices; a program analysis to identify risk and risk control related to the programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, risk control, and the support of the programs and their risks to company strategy. Although we reviewed all compensation programs, we focused on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout.

Based on the foregoing, we believe that our compensation policies and practices do not create inappropriate or unintended significant risk to the Company as a whole. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks; are compatible with effective internal controls and our risk management practices; and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

Compensation “clawback” provisions have been included in our equity award agreements and our Management Incentive Plan. These provisions give us the right to cancel or recoup awards in the event an employee alters, inflates or inappropriately manipulates the Company’s financial results or violates any other recognized ethical business standards.

Corporate Governance Committee

The Company’s Corporate Governance Committee assists the Board of Directors in: (i) identifying individuals qualified to become Board members, consistent with criteria approved by the Board; (ii) recommending to the Board the director nominees for the next annual meeting; (iii) implementing policies and practices relating to corporate governance, including implementation of and monitoring adherence to corporate governance guidelines; and (iv) recommending director nominees for each committee.

Minimum Qualifications. The Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. A candidate must meet the eligibility requirements set forth in the Company’s Bylaws, which include a requirement that the candidate not have been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

If the candidate is deemed eligible for election to the Board of Directors, the Corporate Governance Committee will then evaluate the following criteria in selecting nominees:

•	Contributions to the range of talent, skill and expertise of the Board;

•

Financial, regulatory and business experience, knowledge of the banking and financial service industries, familiarity with the operations of public companies and ability to read and understand financial statements;

•	Familiarity with the Company’s market area and participation in and ties to local businesses and local civic, charitable and religious organizations;

•	Personal and professional integrity, honesty and reputation;

•	The ability to represent the best interests of the stockholders of the Company and the best interests of the institution;

•	The ability to devote sufficient time and energy to the performance of his or her duties;

•	Independence under applicable Securities and Exchange Commission and listing definitions; and

•	Current equity holdings in the Company.

The Corporate Governance Committee also will consider any other factors it deems relevant, including diversity, competition, size of the Board of Directors and regulatory disclosure obligations. The Committee will also consider the extent to which the candidate helps the Board of Directors reflect the diversity of the Company’s stockholders, employees, customers and communities. The Committee also may consider the current composition and size of the Board of Directors, the balance of management and independent directors and the need for audit committee expertise.

With respect to nominating an existing director for re-election to the Board of Directors, the Corporate Governance Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; the experience, skills and contributions that the existing director brings to the Board; and independence.

Director Nomination Process. The process that the Corporate Governance Committee follows to identify and evaluate individuals to be nominated for election to the Board of Directors is as follows:

For purposes of identifying nominees for the Board of Directors, the Corporate Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of the communities served by the Bank. The Corporate Governance Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth below. The Corporate Governance Committee has not previously used an independent search firm to identify nominees.

In evaluating potential nominees, the Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the criteria set forth above. If such individual fulfills these criteria, the Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board.

Considerations of Recommendations by Stockholders. It is the policy of the Corporate Governance Committee of the Board of Directors of the Company to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors. The Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Corporate Governance Committee’s resources, the Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders. To submit a recommendation of a director candidate to the Corporate Governance Committee, a stockholder should submit the following information in writing, addressed to the Chairman of the Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:

1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.	As to the stockholder making the recommendation, the name and address of such stockholder as they appear on the Company’s books; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Corporate Secretary of the Company at least 30 days before the date of the annual meeting.

Director Compensation

The following table provides the compensation received by individuals who served as non-employee directors of the Company during the 2011 fiscal year. The table excludes perquisites, which did not exceed $10,000 in the aggregate for any director.

Name	Fees Paid in Cash	Stock Awards (1)	Option Awards(2)	All Other Compensation (3)	Total
Edward G. Boehne	$53,000	$20,950	$16,450	$3,550	$93,950
Karen D. Buchholz	41,000	20,950	16,450	1,589	79,989
Frank A. Farnesi	63,000	20,950	16,450	3,900	104,300
Donald F. Gayhardt, Jr.	55,000	20,950	16,450	2,079	94,479
Elizabeth H. Gemmill	54,000	20,950	16,450	3,585	94,985
Thomas F. Hayes	39,000	20,950	16,450	3,060	79,460
Charles Kahn, Jr.	45,000	20,950	16,450	3,270	85,670
Thomas J. Lewis	35,000	20,950	16,450	3,279	75,679
Joseph J. McLaughlin	46,000	20,950	16,450	3,305	86,705
Michael J. Morris	42,000	20,950	16,450	3,165	82,565
George W. Nise	54,000	20,950	16,450	4,139	95,539
Roy D. Yates	42,000	20,950	16,450	3,165	82,565

(1)	Reflects the grant date fair value calculated in accordance with FASB ASC Topic 718 on outstanding restricted stock awards for each director based upon the Company’s stock price of $8.38 as of May 27, 2011, the date of grant. When shares become vested and are distributed from the trust in which they are held, the recipient will also receive an amount equal to accumulated cash and stock dividends (if any) paid with respect thereto, plus earnings thereon. At December 31, 2011, the aggregate number of unvested restricted stock award shares held in trust was 20,000 for Mr. Nise, 4,500 for Ms. Buchholz and Mr. Gayhardt and 16,000 for each of the other named directors with stock awards.
(2)	Reflects the grant date fair value calculated in accordance with FASB ASC Topic 718 on outstanding stock option awards for each of the non-employee directors, based upon a fair value of $3.29 for each option using the Black-Scholes option pricing model. For information on the assumptions used to compute fair value, see Note 17 to the Notes to the Financial Statements included in the Company’s Annual Report to Stockholders for the year ended December 31, 2011. The actual value, if any, realized by a director from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, there is no assurance that the value realized by a director will be at or near the value estimated above. The aggregate outstanding stock options at December 31, 2011 was 10,000 for Ms. Buchholz and Mr. Gayhardt and 65,000 for each of the other named directors with 2011 stock option awards.
(3)	These amounts represent the Philadelphia city wage tax that the directors incurred in connection with their Board and committee fees. The Company pays the Philadelphia wage tax on behalf of its directors.

Cash Retainer and Meetings Fees for Non-Employee Directors. The following table sets forth the applicable retainers and fees that will be paid to non-employee directors for their service on the Bank’s Board of Directors during 2012. Directors do not receive any additional fees for their service on the Boards of Directors of the Company or Beneficial Savings Bank MHC.

Annual Retainer	$20,000
Annual Retainer for Lead Director	5,000
Fee per Board Meeting	1,000
Annual Committee Chair Retainer:
Audit Committee	10,000
Compensation Committee	5,000
Executive and Corporate Governance Committees	4,000
Fee per Committee Meeting	1,000

Stock-Based Deferral Plan. The Beneficial Mutual Savings Bank Stock-Based Deferral Plan provides participants with a vehicle to defer compensation not yet earned and invest that compensation in our common stock. Directors and our named executive officers are eligible to participate in the plan. Each participant’s deferral election must specify the amount of compensation that is being deferred and the timing of the distributions of the deferrals. Participants may elect to receive distributions upon termination in a lump sum or installments over a period of one to five years. Participants may also make a special change in control election.

2008 Equity Incentive Plan. The Beneficial Mutual Bancorp, Inc. 2008 Equity Incentive Plan provides the company with a vehicle to award long term incentives designed to provide compensation opportunities based on the creation of stockholder value. Our directors participate in the 2008 Equity Incentive Plan and have received grants of non-statutory stock options and restricted stock awards. The non-statutory stock options and restricted stock awards granted under the plan vest at a rate of 20% per year beginning on the first anniversary of the date of grant. During the fiscal year ended December 31, 2011, each director was granted a non-statutory stock option for 5,000 shares of Beneficial Mutual Bancorp, Inc. common stock and a restricted stock award for 2,500 shares of Beneficial Mutual Bancorp, Inc. common stock.

Board and Committee Meetings

During the year ended December 31, 2011, the Board of Directors of the Company held 10 meetings and the Board of Trustees of the Bank held 10 meetings. No director attended fewer than 75% of the total meetings of the Company’s Board of Directors and the committees on which such individual served during fiscal 2011.

Director Attendance at the Annual Meeting of Stockholders

The Board of Directors encourages each director to attend the Company’s annual meeting of stockholders. All of the Company’s directors attended the Company’s 2011 annual meeting of stockholders.

Code of Ethics and Business Conduct

Beneficial Mutual Bancorp has adopted a Code of Ethics and Business Conduct that is designed to ensure that the Company’s directors and employees meet the highest standards of ethical conduct. The Code of Ethics and Business Conduct, which applies to all employees and directors, addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, the Code of Ethics and Business Conduct is designed to deter wrongdoing and promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations. A copy of the Code of Ethics and Business Conduct is available in the Corporate Governance portion of the Investor Relations section of our website (www.thebeneficial.com).

AUDIT-RELATED MATTERS

Report of the Audit Committee

The Company’s management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The independent registered public accounting firm is also responsible for issuing an attestation report on management’s assessment of the Company’s internal control over financial reporting. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors and in accordance with the Audit Committee Charter. The Charter is available in the Corporate Governance portion of the Investor Relations section of our website (www.thebeneficial.com). A copy can also be obtained from the Company’s Corporate Secretary.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 114 (The Auditor’s Communication With Those Charged With Governance), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management. In concluding that the registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission. The Audit Committee also has approved, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

Audit Committee of the Board of Directors of

Beneficial Mutual Bancorp, Inc.

Donald F. Gayhardt, Jr., Chairman

Frank A. Farnesi

Joseph J. McLaughlin

Michael J. Morris

George W. Nise

Change in Independent Registered Public Accounting Firm

On April 3, 2012, the Company dismissed Deloitte & Touche LLP, which had previously served as independent auditors for the Company. The decision to dismiss Deloitte & Touche LLP was approved by the Audit Committee of the Board of Directors.

The audit reports of Deloitte & Touche LLP on the consolidated financial statements of the Company for the years ended December 31, 2011 and 2010 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2011 and 2010 and through the subsequent interim period preceding the date of Deloitte & Touche LLP’s dismissal, there were: (1) no disagreements between the Company and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP would have caused them to make reference thereto in their reports on the Company’s financial statement for such years, and (2) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

On April 3, 2012, the Audit Committee of the Board of Directors engaged KPMG LLP as the Company’s independent registered public accounting firm. During the fiscal years ended December 31, 2011 and 2012 and the subsequent interim period preceding the engagement of KPMG LLP, the Company did not consult with KPMG LLP regarding (1) the application of accounting principles to a specified transaction, either completed or proposed; (2) the type of audit opinion that might be rendered on the Company’s financial statements, and KPMG LLP did not provide any written report or oral advice that KPMG LLP concluded was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial report issues; or (3) any matter that was either the subject of a disagreement with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure or the subject of a reportable event.

Audit Fees

Audit Fees. As discussed above, on April 3, 2012, the Audit Committee of the Board of Directors engaged KPMG LLP as the Company’s independent registered public accounting firm. The following table sets forth the fees billed to the Company for the fiscal years ended December 31, 2011 and 2010 by Deloitte & Touche LLP, which served as the Company’s independent registered public accounting firm until it was dismissed by the Audit Committee of the Board of Directors on April 3, 2012.

	2011	2010
Audit Fees (1)	$545,000	$511,601
Audit Related Fees (2)	15,170	—
Tax Fees	—	—

(1)	Includes professional services rendered for the audit of the Company’s annual consolidated financial statements and review of consolidated financial statements included in Quarterly Reports on Form 10-Q, or services normally provided in connection with statutory and regulatory filings (i.e., attest services required by the Federal Deposit Insurance Corporation Improvement Act or Section 404 of the Sarbanes-Oxley Act), including out-of-pocket expenses. For 2011 and 2010, $25,000 and $33,529 of the reported fees billed to the Company were for services performed for the years ended December 31, 2010 and 2009, respectively.
(2)	Includes certain agreed upon procedures related to the electronic submission of financial information to the U.S. Department of Housing and Urban Development Real Estate Assessment Center (REAC).

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm. The Audit Committee is responsible for appointing, setting the compensation and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent auditor. Such approval process ensures that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation.

In addition, the Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. Requests for services by the independent registered public accounting firm for compliance with the auditor services policy must be specific as to the particular services to be provided. The request may be made with respect to either specific services or a type of service for predictable or recurring services. During the year ended December 31, 2011, all services were approved, in advance, by the Audit Committee in compliance with these procedures.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement. See “Compensation Discussion and Analysis.”

Compensation Committee of the Board of Directors of

Beneficial Mutual Bancorp, Inc.

Frank A. Farnesi, Chairman

Edward G. Boehne

Elizabeth H. Gemmill

Thomas F. Hayes

Thomas J. Lewis

Roy D. Yates

STOCK OWNERSHIP

The following table provides information as of March 23, 2012 with respect to persons known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding shares of common stock. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.

Name and Address	Number of Shares Owned		Percent of Common Stock Outstanding (1)
Beneficial Savings Bank MHC 510 Walnut Street Philadelphia, Pennsylvania 19106	45,792,775		57.08%

Wellington Management Co. LLP 280 Congress Street Boston, Massachusetts 02210	7,621,797	(2)	9.50%

(1)	Based on 80,225,142 shares of Company common stock outstanding and entitled to vote as of March 23, 2012.
(2)	Based solely on a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 14, 2012.

The following table provides information about the shares of Company common stock that may be considered to be owned by each director of the Company, each executive officer named in “Executive Compensation—Summary Compensation Table” and by all directors and executive officers of the Company as a group as of March 23, 2012. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown. The number of shares beneficially owned by all directors and executive officers as a group totaled 2.62% of our common stock as of March 23, 2012. Each director, director nominee and named executive officer owned less than 1% of our outstanding common stock as of that date.

Name	Number of Shares Owned (1)		Number of Shares That May Be Acquired Within 60 Days By Exercising Options	Total
Directors:
Edward G. Boehne	45,000		35,000	80,000
Karen D. Buchholz	7,500		2,000	9,500
Gerard P. Cuddy	179,703		135,000	314,703
Frank A. Farnesi	55,000		35,000	90,000
Donald F. Gayhardt, Jr.	7,500		2,000	9,500
Elizabeth H. Gemmill	63,000		35,000	98,000
Thomas F. Hayes	40,000		35,000	75,000
Charles Kahn, Jr.	83,000	(2)	35,000	118,000
Thomas J. Lewis	43,000		35,000	78,000
Joseph J. McLaughlin	45,000	(3)	35,000	80,000
Michael J. Morris	132,627	(4)	35,000	167,627
George W. Nise	104,222	(5)	35,000	139,222
Roy D. Yates	601,776	(6)	35,000	636,776

Named Executive Officers Who Are Not Also Directors:
Thomas D. Cestare	52,774		500	53,274
James E. Gould	25,374		—	25,374
Denise Kassekert	87,817		50,000	137,817
All Executive Officers, Directors and Director Nominees as a Group (17 persons)	1,573,293		539,500	2,112,793

(1)	This column includes the following:

	Shares of Unvested Restricted Stock Held in Trust Under the Beneficial Mutual Bancorp, Inc. 2008 Equity Incentive Plan	Shares Held Under the Beneficial Mutual Savings Bank Stock-Based Deferral Plan	Shares Held or Allocated Under the Beneficial Mutual Savings Bank Employee Savings and Stock Ownership Plan
Mr. Boehne	17,500	—	—
Ms. Buchholz	6,500	—	—
Mr. Cuddy	140,500	—	7,540
Mr. Farnesi	17,500	—	—
Mr. Gayhardt	6,500	—	—
Ms. Gemmill	17,500	—	—
Mr. Hayes.	17,500	5,023	—
Mr. Kahn	17,500	—	—
Mr. Lewis	17,500	—	—
Mr. McLaughlin	17,500	—	—
Mr. Morris	17,500	—	—
Mr. Nise	21,500	25,099	—
Mr. Yates	17,500	—	—
Mr. Cestare	50,000	—	2,274
Mr. Gould	24,000	—	870
Ms. Kassekert	56,600	—	12,513

(2)	Includes 5,700 shares owned by Mr. Kahn’s spouse and 300 shares held by Mr. Kahn’s spouse as custodian for their grandchild.
(3)	Includes 5,000 shares owned by Mr. McLaughlin’s spouse.
(4)	Includes 15,000 shares held by a trust in which Mr. Morris is a beneficiary.
(5)	Includes 15,000 shares held by Mr. Nise’s spouse.
(6)	Includes 28,710 shares held by Mr. Yates’ son.

ITEMS TO BE VOTED ON BY STOCKHOLDERS

Item 1 — Election of Directors

The Company’s Board of Directors currently consists of thirteen members. The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. The Board of Directors’ nominees for election this year, to serve for a three-year term or until their respective successors have been elected and qualified, are Elizabeth H. Gemmill and Joseph J. McLaughlin. In addition, the Board of Directors’ nominee for election this year, to serve for a two-year term or until her respective successor has been elected and qualified, is Marcy C. Panzer. With the exception of Ms. Panzer, all of the nominees are currently directors of the Company and the Bank. Thomas F. Hayes and Charles Kahn, Jr., current directors of the Company, have not been renominated to serve on the Board of Directors following the 2012 annual meeting of stockholders. The Board of Directors has approved an amendment to the Company’s Bylaws that will reduce the size of the Board of Directors from thirteen to twelve members effective upon the expiration of Mr. Hayes’ and Mr. Kahn’s terms as directors at the annual meeting and the election of Ms. Panzer to the Board of Directors.

Unless you indicate on the proxy card that your shares should not be voted for certain nominees, the Board of Directors intends that the proxies solicited by it will be voted for the election of each of the Board’s nominees. If any nominee is unable to serve, the persons named in the proxy card would vote your shares to approve the election of any substitute proposed by the Board of Directors. At this time, we know of no reason why any nominee might be unable to serve.

The Board of Directors recommends that stockholders vote “FOR” the election of all of the nominees.

Information regarding the nominees for election at the annual meeting is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated for each individual is as of December 31, 2011. The indicated period of service as a director includes the period of service as a director of Beneficial Bank.

Nominees for Election as Directors

The nominees for election to serve for a three-year term are:

Elizabeth H. Gemmill serves as the President of the Warwick Foundation, a private family foundation. Age 66. Trustee of Beneficial Bank and director of Beneficial Savings Bank MHC and Beneficial Mutual Bancorp since 2005. She is also a director of Universal Display Corporation (Nasdaq: PANL) and the Chairman of the Board of the Presbyterian Foundation.

As a director of Universal Display Corporation, Ms. Gemmill provides the Board of Directors with critical experience regarding public company oversight matters. Ms. Gemmill also demonstrates a strong commitment to the Company’s local community in her role as President of the Warwick Foundation and as Chairman of the Presbyterian Foundation.

Joseph J. McLaughlin retired as President and Chief Executive Officer of Beneficial Bank in 1993. Age 83. Trustee of Beneficial Bank since 1974 and director of Beneficial Savings Bank MHC and Beneficial Mutual Bancorp since their formation.

Mr. McLaughlin’s extensive experience in the local banking industry and involvement in business and civic organizations in the communities in which the Bank serves affords the Board valuable insight regarding the business and operation of the Bank.

The nominee for election to serve for a two-year term is:

Marcy C. Panzer has served as Chairman of the Board of Directors of St. Edmond’s Federal Savings Bank since 2002, and as Chairman of the Board of Directors of SE Financial Corp. since 2004. Age 61.

Ms. Panzer’s experience in the local banking industry and extensive involvement in local civic and non-profit organizations, combined with her background in community bank strategic planning, public company oversight matters and the operations, transactional and legal aspects of real property law and mortgage banking will provide the Board of Directors with valuable knowledge essential to the business of the Company and the Bank.

Directors Continuing in Office

The following directors have terms ending in 2013:

Edward G. Boehne is a Senior Economic Advisor for Haverford Trust Company, an asset management company. Age 71. Trustee of Beneficial Bank since 2000 and director of Beneficial Savings Bank MHC and Beneficial Mutual Bancorp since their formation. He is also a director of Toll Brothers, Inc. (NYSE: TOL) and the privately held companies of Haverford Trust Company, Penn Mutual Life Insurance Company and AAA Mid-Atlantic. Mr. Boehne also served as the President of the Federal Reserve Bank of Philadelphia.

Mr. Boehne’s asset management background provides the Board of Directors with substantial management and leadership experience with respect to an industry that complements the financial services provided by the Bank. In addition, as a director of a corporation listed on the New York Stock Exchange, Mr. Boehne offers the Board significant public company oversight experience.

Karen Dougherty Buchholz is Vice President, Administration of Comcast Corp., one of the nation’s leading providers of entertainment, information and communications products and services. Age 44. Trustee of Beneficial Bank since 2009 and director of Beneficial Savings Bank MHC and Beneficial Mutual Bancorp since 2009.

As an executive of Comcast Corp., Ms. Buchholz provides the Board with extensive public company oversight and leadership experience. In addition, Ms. Buchholz offers the Board of Directors significant business and management level experience from a setting outside of the financial services industry.

Donald F. Gayhardt, Jr. has served as the Chief Executive Officer of Tiger Financial Management, a financial services company, since January 2012 and as Chairman of the Board of Music Training Center Holdings, LLC, a music education company, since May 2009. Prior to that, Mr. Gayhardt was the President of Dollar Financial Corp., a financial services company located in Berwyn, Pennsylvania. Age 47. Trustee of Beneficial Bank since 2009 and director of Beneficial Savings Bank MHC and Beneficial Mutual Bancorp since 2009.

Mr. Gayhardt’s extensive experience in the local banking industry and involvement in business and civic organizations in the communities in which the Bank serves affords the Board valuable insight regarding the business and operation of the Bank.

Michael J. Morris is the retired President, Chief Executive Officer and Founder of both Transport International Pool Inc. and GE Modular Structures, each of which are transportation and building space companies. Since September 2010, Morris has also been an instructor at Saint Joseph’s University in Philadelphia. Age 77. Trustee of Beneficial Bank since 1989 and director of Beneficial Savings Bank MHC and Beneficial Mutual Bancorp since their formation. He is also a director of Met-Pro Corporation (NYSE: MPR) and the Tokio Marine Ltd. Companies Philadelphia Insurance Company and Philadelphia Indemnity Company.

Mr. Morris’ background provides the Board of Directors with substantial international business experience, entrepreneurial and business leadership skills, extensive Board experience and knowledge of finance, corporate governance and audit matters. In addition, as a director of Met-Pro Corporation, Mr. Morris provides the Board of Directors with critical experience regarding public company oversight matters.

Roy D. Yates is a Professor of Electrical and Computer Engineering at Rutgers University in Piscataway, New Jersey and is a former Chairman of the Board of FMS Financial Corporation. Age 49. Trustee of Beneficial Bank and director of Beneficial Savings Bank MHC and Beneficial Mutual Bancorp since 2007.

As the former Chairman of FMS Financial Corporation, Mr. Yates provides the Board of Directors with critical experience regarding public company oversight matters. In addition, Mr. Yates’ academic and engineering background provides the Board with experience from a setting outside of the financial services industry.

The following directors have terms ending in 2014:

Gerard P. Cuddy is our President and Chief Executive Officer, effective January 1, 2007, and also serves as the Chairman of the Board. From May 2005 to November 2006, Mr. Cuddy was a senior lender at Commerce Bank and from 2002 to 2005, Mr. Cuddy served as a Senior Vice President of Fleet/Bank of America. Prior to Mr. Cuddy’s service with Fleet/Bank of America, Mr. Cuddy held senior management positions with First Union National Bank and Citigroup. Age 52. Trustee of Beneficial Bank and director of Beneficial Savings Bank MHC and Beneficial Mutual Bancorp since 2006.

Mr. Cuddy’s extensive experience in the local banking industry and involvement in business and civic organizations in the communities in which the Bank serves affords the Board valuable insight regarding the business and operation of the Bank. Mr. Cuddy’s knowledge of all aspects of the Company’s and the Bank’s business and history, combined with his success and strategic vision, position him well to continue to serve as our President and Chief Executive Officer.

Frank A. Farnesi is a retired partner of KPMG LLP. Age 64. Trustee of Beneficial Bank and director of Beneficial Savings Bank MHC and Beneficial Mutual Bancorp since 2004. He is also a director of RAIT Investment Trust (NYSE: RAS) and a Trustee of Immaculata University.

As a former partner with a certified public accounting firm, Mr. Farnesi provides the Board of Directors with critical experience regarding accounting and financial matters.

Thomas J. Lewis is the President and Chief Executive Officer of Thomas Jefferson University Hospitals, Inc. Age 59. Trustee of Beneficial Bank and director of Beneficial Savings Bank MHC and Beneficial Mutual Bancorp since 2005.

Mr. Lewis’ background offers the Board of Directors management and oversight experience, specifically within the region in which the Bank conducts its business.

George W. Nise served as our President and Chief Executive Officer until his retirement effective January 1, 2007. Age 69. Trustee of Beneficial Bank since 2000 and director of Beneficial Savings Bank MHC and Beneficial Mutual Bancorp since their formation.

Mr. Nise’s extensive experience in the local banking industry and involvement in business and civic organizations in the communities in which the Bank serves affords the Board valuable insight regarding the business and operation of the Bank.

Item 2 — Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed KPMG LLP to be the Company’s independent registered public accounting firm for the 2012 fiscal year, subject to ratification by stockholders. A representative of KPMG LLP is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the independent registered public accounting firm is not approved by a majority of the shares represented at the annual meeting and entitled to vote, other independent registered public accounting firms may be considered by the Audit Committee of the Board of Directors.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year.

Item 3 — Advisory Vote on Executive Compensation

At last year’s annual meeting, we provided our stockholders with the opportunity to cast an advisory vote regarding the compensation of our named executive officers as disclosed in the proxy statement for the Company’s 2011 annual meeting of stockholders. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to endorse or not endorse the Company’s executive pay program and policies. At our 2011 annual meeting, our stockholders overwhelmingly approved the say-on-pay proposal. We also asked our stockholders to indicate if we should hold a say-on-pay vote every one, two or three years. Consistent with the recommendation of our Board of Directors, our stockholders indicated by advisory vote their preference to hold a say-on-pay vote annually. After consideration of the 2011 voting results, and based upon its prior recommendation, our Board of Directors elected to hold a stockholder say-on-pay vote annually. Accordingly, this year we are again providing stockholders the opportunity to endorse or not endorse the Company’s executive pay program and policies through the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the “Compensation Discussion and Analysis,” compensation tables and related narrative discussion contained in the 2012 proxy statement is hereby approved.”

As described in the “Compensation Discussion and Analysis” included in this proxy statement, we believe that our executive compensation program is designed to support the Company’s long-term success by achieving the following objectives:

•	Attracting and retaining talented senior executives;

•	Tying executive pay to Company and individual performance;

•	Supporting our annual and long-term business strategies; and

•	Aligning executives’ interests with those of the Company’s stockholders.

We urge stockholders to read the “Compensation Discussion and Analysis” and the related narrative and tabular compensation disclosure included in this proxy statement. The “Compensation Discussion and Analysis” provides detailed information regarding our executive compensation program, policies and procedures, as well as the compensation of our named executive officers.

This advisory vote on the compensation of our named executive officers is not binding on us, our Board or the Compensation Committee. However, our Board and the Compensation Committee will review and consider the outcome of this advisory vote when making future compensation decisions for our named executive officers.

The Board of Directors recommends that stockholders vote “FOR” the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion contained in this proxy statement.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The following discussion provides a description of our decision making process and philosophy for compensating our named executive officers in 2011. This discussion also describes the material components of each named executive officer’s total compensation package and details the reasoning behind the compensation decisions made for 2011. This discussion should be read together with the compensation tables for our named executive officers that can be found following the “Executive Compensation” section of this proxy statement.

Our 2011 named executive officers were Gerry P. Cuddy—President/Chief Executive Officer, Thomas D. Cestare – Executive Vice President/Chief Financial Officer, James E. Gould – Executive Vice President/Chief Lending Officer, Robert J. Bush – Executive Vice President/Beneficial Insurance Services, Inc., Denise Kassekert – Executive Vice President and Andrew J. Miller— Executive Vice President/Chief Lending Officer.

Executive Summary

It is the intent of the Compensation Committee to provide our named executive officers with a total compensation package that is market competitive, promotes the achievement of our strategic objectives and is aligned with operating and other performance metrics to support long-term shareholder value. In addition, we have structured our executive compensation program to include elements that are intended to create an appropriate balance between risk and reward, thereby discouraging excessive risk taking.

Key Business Results. Despite the challenging economic environment in 2011, the Company and its affiliates continue to be well-capitalized, remain on course with strategic initiatives and show improvement in overall financial performance.

Key business results include:

•	The Company recorded net income of $11.0 million for the year ended December 31, 2011 compared to a net loss of $9.0 million for the year ended December 31, 2010;

•	After increasing its provision for credit losses in 2010, the Company recorded a decrease in 2011 from $70.2 million to $37.5 million;

•	Capital levels improved and remain notably strong with tangible capital to tangible assets increasing to 11.3% at December 31, 2011 compared to 10.2% at December 31, 2010;

•	The Company lowered the cost of its liabilities to 1.01% for the year from 1.31% by reducing borrowings and re-pricing higher cost deposits;

•

During 2011 the Company built a new mortgage banking team to originate and sell all agency eligible mortgage loans to better position the balance sheet for interest rate risk. In 2011, the Company sold $56.3 million of residential mortgage loans originated during the year and recorded non-interest income of $1.2 million related to these loan sales;

•	During the year, the Company took advantage of low interest rates to increase profitability, improve the Bank’s capital position, and reduce the Bank’s interest rate risk profile;

•	The Company’s 2011 expense management reduction program resulted in $7.7 million in operating expense reductions and improved the Company’s efficiency ratio; and

•

The Company entered into a definitive merger agreement with SE Financial Corp., the holding company for St. Edmond’s Federal Savings Bank on December 5, 2011. The merger will enhance our already strong presence in southeastern Pennsylvania and increase our market share in Philadelphia and Delaware counties;

Compensation Highlights. In light of the Company’s financial performance in 2011 and management’s contribution to the achievement of our strategic initiatives, the Compensation Committee took the following actions with respect to the compensation programs for our named executive officers:

•

Adjusted Base Pay for Certain Named Executive Officers. The Compensation Committee conducted a formal performance appraisal of Mr. Cuddy’s 2011 job performance based in part on his 2011 Management Incentive Plan performance criteria. See “Elements Used to Implement Our Compensation Objectives—Short-Term Cash-Based Compensation” for detail on Mr. Cuddy’s 2011 Management Incentive Plan performance goals. In addition, Mr. Cuddy provided the Compensation Committee with a self assessment and the Chairpersons of the Compensation and Governance Committees solicited input from the Board of Directors on Mr. Cuddy’s overall job performance. In its evaluation, the Compensation Committee noted that Mr. Cuddy continues to exhibit strong business and leadership skills and is moving the Company in a direction that will enhance long-term shareholder value. Mr. Cuddy also continues to be an effective spokesperson for Beneficial Mutual and its affiliates and works closely with our investors and financial analysts. Based on Mr. Cuddy’s 2011 job performance, and upon review of salary peer group data presented by Pearl Meyer & Partners, the Compensation Committee increased Mr. Cuddy’s base salary by 7.8% to $550,000, effective March 2012. Mr. Cuddy’s salary adjustment reflects our continued usage of market median as a reference when reviewing base pay. See “Benchmarking and Peer Group Analysis” for a list of our 2011 peer institutions.

Mr. Cuddy conducted individual performance appraisals for our other named executive officers and presented them to the Compensation Committee. Based on the Company’s financial performance, each executive’s job performance in 2011, job responsibilities and salary survey data provided by Pearl Meyer & Partners, base salaries for Mr. Cestare and Mr. Gould were increased effective March 2012 by 2.5% to $333,125 and 2.6% to $229,500, respectively. The base salaries for the remaining named executive officers remain unchanged. See “Executive Compensation—Summary Compensation Table” for the base salaries paid to our named executive officers in 2011. See also “Elements Used to Implement Our Compensation Objectives—Short-Term Cash-Based Compensation” for detail on the individual performance measures for our named executive officers under our 2011 Management Incentive Plan.

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Limited payments under our Short-term Cash-based Incentive Compensation Plan. As a result of the Company’s improved financial performance and satisfaction of individual/ division performance goals, certain named executive officers earned cash incentives under our 2011 Management Incentive Plan. Actual payouts generally ranged between 40% to 150% of target. See “Elements Used to Implement Our Compensation Objectives—Short-Term Cash-Based Compensation” for information on the 2011 performance measures and payments made (if any) to our named executive officers.

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Continued use of equity awards. In support of our annual equity award program, our named executive officers received stock option grants, grants of restricted stock and performance shares. The stock option grants and restricted stock awards vest over the passage of time and the performance shares vest only upon the achievement of specific Company performance measures. See “Long-term Equity Compensation” for the terms and conditions of the equity awards granted to our named executive officers. See also the benefits table under “Executive Compensation – Grants of Plan Based Awards” for detailed information on the equity awards granted to our named executive officers in 2011.

Option grants made to our named executive officers in 2008 and 2010 each have an exercise price that is higher than the current market value of our common stock. In addition, due to the economic and regulatory challenges facing the banking industry, the performance conditions set forth in the performance shares granted to our named executive officers in prior years have not been satisfied. See “Long-Term Equity Based Compensation” for additional information on the terms and conditions of the performance awards granted to our named executive officers. See the benefits table under “Executive Compensation – Outstanding Equity Awards at Fiscal Year End” for detail on the outstanding equity awards granted to our named executive officers as of December 31, 2011.

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Extended term of employment agreements with certain named executive officers. The Compensation Committee considered each executive’s performance review for the 2011 fiscal year, his or her position in the Company and the agreement as a whole and elected to renew the employment agreements with Mr. Cuddy and Mr. Cestare for an additional year so that as of May 20, 2012 the term of the agreements will expire on May 20, 2014, unless otherwise extended by the Company or terminated sooner in accordance with the terms of the agreements. In connection with the Compensation Committee’s review of Ms. Kassekert and Mr. Gould, the Compensation Committee recommended, and the Board of Directors approved, an amendment to the Kassekert and Gould employment agreements that eliminates the payment of severance in the event of termination of employment for reasons other than a change in control after May 20, 2013. In addition, the Compensation Committee approved an extension of the terms of the Kasserkert and Gould employment agreements, as amended, so that as of May 20, 2012 the term of the Kassekert and Gould employment agreements, as amended, will expire on May 20, 2014, unless otherwise extended by the Company or terminated sooner in accordance with the terms of the agreements. The terms and conditions of our employment agreements are consistent with the agreements provided to senior officers in the thrift industry and reflect best practices, such as the exclusion of tax gross ups. See “Employment Agreements” for information on the agreements with our named executive officers.

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Enhanced clawback policy. In accordance with best practices, all cash and stock-based incentive compensation granted in 2011 is subject to forfeiture in the event an award recipient alters, inflates or inappropriately manipulates the performance/ financial results of the Company or violates recognized ethical business standards. In addition, effective January 1, 2012, we established a clawback policy that incorporated the equity and cash based plan provisions and provided that in the event the Company is required to restate its financial statements due to material noncompliance of the Company’s named executive officers with any financial reporting requirement under the United States federal securities law, the Company will seek to recoup from the named executive officers of incentive compensation payments made within three years of the accounting restatement.

•

Implemented stock ownership and retention requirements. Effective March 2011, we implemented a stock ownership and retention policy for our named executive officers and the Board of Directors. As of December 31, 2011, our named executive officers and Board of Directors made progress in satisfying the Company’s stock ownership and retention requirements. See “Stock Ownership Requirements” for detailed information on our policy.

•

Entered into agreements in connection with management transition. Andrew Miller left Beneficial Mutual and its affiliates in May 2011 to pursue other business opportunities. In connection with his separation from service, the Company entered into a severance agreement with Mr. Miller. See “Executive Compensation – Summary Compensation Table” for information on Mr. Miller’s severance payment. Mr. Gould assumed Mr. Miller’s responsibilities as Chief Lending Officer in May 2011 and entered into a two year employment agreement with the Company at that time. The agreement is consistent with the agreements provided to our other named executive officers and included a $20,000 lump sum signing bonus and a minimum $30,000 guaranteed payment under the 2011 Management Incentive Plan.

•	Assessed compensation programs for risk. We continued our annual risk assessment of our compensation and benefit programs to insure we maintain a balanced approach to risk.

Summary of Compensation Practices in 2011. Our named executive officers’ fiscal 2011 compensation package consisted primarily of the following components (in addition to retirement, health and welfare plans and programs in which all of our full-time employees participate).

Annual Compensation Component	Key Features	Purpose	Summary of Fiscal 2011 Actions
Base Compensation	Salary adjustments are considered on an annual basis in consideration of market movement.	Provides a fixed amount of cash compensation for our named executive officers.	Base salaries adjusted for Mr. Cuddy, Mr. Cestare and Mr. Gould to reward individual performance and to maintain salaries at levels consistent with market.

Short-term Cash-based Incentive Compensation

Individual/division and Company performance goals. Payments made in cash and subject to clawback policy.

The Compensation Committee has the authority to cancel, amend and modify the Management Incentive Plan. The Compensation Committee may also adjust awards in consideration of factors that may influence the safety and soundness of the organization.

		Motivate and reward the achievement of Company and individual/division performance goals. Reinforces pay-for-performance philosophy.	Payouts were made to our named executive officers under the terms of their 2011 Management Incentive Plan scorecards.

Long-Term Equity-based Incentive Compensation

Program consists of stock options, time vested restricted stock and performance shares.

Vesting of restricted stock is based on the following schedule:

60% after three years and 20% each year thereafter. Non-statutory stock options vest 20% per year over a five year period. Performance shares vest upon the achievement of certain Company financial performance measures. All awards are subject to our clawback policy.

		Stock options support our growth strategy, link our named executive officers’ compensation and our stock price and serve as a retention tool. The extended service requirement under the restricted stock awards serves as a retention tool. Performance awards encourage our management team to achieve our long-term financial goals.	Non-statutory stock options and restricted stock awards were granted to all the named executive officers. All named executive officers, also received a performance share grant that will vest in the future based on our financial performance relative to our peers.

Allocation Among Compensation Components

Under our present structure, base salary has represented a significant component of compensation for our named executive officers. However, our use of short-term cash incentives and equity compensation reflects the growing importance of performance-based compensation in our overall compensation structure. In 2011, 54% of Mr. Cuddy’s total compensation was performance-based and the other named executive officers total performance-based compensation ranged between 0% and 61% of total compensation.

The allocation of base salary and performance-based compensation (short-term cash incentives and equity awards) varies depending upon the role of a named executive officer in our organization and their results.

Compensation Philosophy

We ground our compensation philosophy on four (4) basic principles:

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Meeting the Demands of the Market – Our goal is to compensate our employees at competitive levels that position us as the employer of choice among our peers who provide similar financial services in the markets we serve.

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Aligning with Stockholders – We use equity compensation as an additional component of our compensation mix to develop a culture of ownership among our named executive officers and to align their individual financial interests with the interests of our stockholders. Our policy of stock ownership and retention requires our named executive officers to aim or acquire Company common stock having a fair market value equal to a multiple of their base salary within a specific time period. See “Stock Ownership Requirement” for information on individual stock ownership targets.

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Performance – We believe that a significant amount of executive compensation should be performance-based. Therefore, our compensation program is designed to reward superior performance and encourage our executive officers to feel accountable for the Company’s financial performance and their individual performance. In order to achieve this, we have structured our short-term cash-based and equity programs to tie an executive’s compensation, in part, directly to Company and individual performance.

•	Reflecting our Business Philosophy – Our approach to compensation reflects our values and the way we do business in the communities we serve.

The Compensation Committee has developed a compensation program for our named executive officers that reflects this philosophy and uses a full range of compensation elements to achieve its objectives. Our goal is to be a high performing company, therefore, the Compensation Committee has structured an executive compensation program that attracts and retains quality individuals and motivates and rewards them for strong performance.

Role of the Compensation Committee

The Compensation Committee is accountable for developing our executive compensation philosophy and making compensation decisions relating to our named executive officers. The Committee monitors the success of our program in achieving the objectives of our compensation philosophy. The Compensation Committee is also responsible for the administration of our compensation programs and policies, including the administration of our cash- and stock-based incentive programs.

The Compensation Committee operates under a written charter that establishes its responsibilities. The Compensation Committee and the Board of Directors review the charter annually to ensure that the scope of the charter is consistent with the Compensation Committee’s expected role. Under the charter, the Compensation Committee is charged with general responsibility for the oversight and administration of our compensation program. The charter vests in the Compensation Committee the sole responsibility for determining the compensation of the chief executive officer based on the Compensation Committee’s evaluation of his performance. The charter also authorizes the Compensation Committee to engage consultants and other professionals without management approval to the extent deemed necessary to discharge its responsibilities.

During 2011, the Compensation Committee met six times, including five executive sessions attended by Compensation Committee members only. Pearl Meyer & Partners, our independent compensation consultant, was present by teleconference or in person at one of the meetings. The current members of the Compensation Committee are Messrs. Frank A. Farnesi (Chairman), Thomas J. Lewis, Edward G. Boehne, Roy D. Yates, Elizabeth H. Gemmill, and Thomas F. Hayes.

The Compensation Committee annually conducts a self assessment of its overall performance and regularly engages in education events either through its independent consultant or through attendance at banking industry events.

Role of the Compensation Consultant

The Compensation Committee engaged Pearl Meyer & Partners, an independent compensation consultant, to provide compensation data and recommendations that can be used to develop compensation programs that support our strategies as a public company. Pearl Meyer & Partners has provided consulting services in the areas of executive compensation, director compensation, short-term and long-term incentive plan design and best practices in light of the changes in the regulatory environment. Pearl Meyer & Partners also helped the Compensation Committee create a peer group of institutions for purposes of benchmarking total compensation for the Company’s named executive officers and directors.

Role of Management

Our chief executive officer, in conjunction with representatives of the Compensation Committee and the Human Resources Department, develops recommendations regarding the appropriate mix and level of compensation for our named executive officers (other than himself). The recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Compensation Committee. The chief executive officer meets with the Compensation Committee to discuss the compensation recommendations for the other named executive officers. Our chief executive officer does not participate in Compensation Committee discussions relating to the determination of his compensation.

Elements Used to Implement Our Compensation Objectives

We believe that we can meet the objectives of our compensation philosophy by achieving a balance among base salary, short-term incentives and long-term incentives that is competitive with our industry peers and creates appropriate incentives for our named executive officers. To achieve the necessary balance, our Compensation Committee works closely with the compensation consulting firm of Pearl Meyer & Partners and our Human Resources Department. See “Role of Compensation Consultant” for a detailed description of the services provided by Pearl Meyer & Partners.

Base Salary. The base salary of each named executive officer is reviewed on an annual basis in connection with the executive’s performance review. Decisions regarding salary adjustments take into account an executive’s current base salary, market practice and the role/contribution of the executive. Our goal is to maintain salary levels for the named executive officers at levels consistent with base pay received by those in comparable positions in the market. We obtain market information from a variety of sources, including survey data gathered by Pearl Meyer & Partners. See “Benchmarking and Peer Group Analysis” for information of the financial institutions and compensation survey sources used to benchmark base compensation levels. We also evaluate salary levels at the time of promotion or other change in responsibilities or as a result of specific commitments we made when a specific officer was hired. Individual performance and retention risk are also considered as part of our annual assessment. See “Executive Compensation—Summary Compensation Table” for salaries paid to our named executive officers in 2011.

Short-Term Cash-Based Incentive Compensation. Our 2011 Management Incentive Plan (“MIP”) is designed to recognize and reward plan participants for their contribution to our success. Our MIP measures both Company performance and individual/division performance when determining payouts under the MIP. In 2011, the Company performance measures included earnings per share, Tier 1 capital levels and efficiency ratio targets, which are core measures of profitability and efficiency of resources. The individual performance/division measures were specific to each participant’s job (e.g., strategic growth, lending growth, loan loss experience and deposit growth). The MIP provided each plan participant with a target incentive opportunity with the ability to earn more or less based on achievement of pre-determined performance goals. Target incentive opportunities reflect our philosophy of setting conservative annual incentives that are slightly below market practice to allow for a greater focus on long term incentive opportunities.

The table below summarizes the cash incentive opportunities for 2011:

	2011 Incentive Targets (as a Percent of Base Salary)
Position	Threshold Incentive Opportunity	Target Incentive Opportunity	Stretch Incentive Opportunity
President and Chief Executive Officer	20%	40%	60%
Other Named Executive Officers	12.5%	25%	37.5%

The 2011 MIP was administered by the Compensation Committee with the assistance of the Human Resources Department. The Compensation Committee has sole discretion to adjust payouts under the 2011 MIP in the event of a change in market conditions, regulations or the Company’s business model. The Compensation Committee uses scorecards to evaluate each participant’s performance and determines the payout under the 2011 MIP. Incentive payouts earned under the 2011 MIP are subject to the Company’s clawback policy. In accordance with the terms of the 2011 MIP, a participant must be employed by the Company as of the date of distribution of the incentive award in order to be eligible for a payout under the plan.

The following scorecards set forth the Compensation Committee’s assessment of each named executive officer (eligible to receive a payout under the MIP) in relation to the 2011 individual/division and Company performance measures. The scorecards list each performance goal and the weight given to the achievement of each goal. The scorecards also illustrate the threshold, target and stretch levels and note the actual achievement of the performance measures and the corresponding 2011 MIP payouts. All dollar amounts are in thousands, unless otherwise noted.

Gerard Cuddy	Performance Goals				Incentive Opportunity			Actual Achievement
					Threshold	Target	Stretch	Actual	Actual
Performance Measures	Threshold	Target	Stretch	Weight	Value	Value	Value	Performance	Payout
Earnings Per Share	$0.10	$0.11	$0.13	50.0%	$51,000	$102,000	$153,000	$ 0.14	$153,000
Efficiency Ratio	75.0%	73.7%	71.9%	20.0	$20,400	$40,800	$61,200	69.11%	$61,200
Tier 1 Capital Level	14.5	14.5	15.0	10.0	$10,200	$20,400	$30,600	18.09	$30,600
Strategic Initiatives Execution	Committee discretion			20.0	$20,400	$40,800	$61,200	Target	$40,800

Total				100.0%	$102,000	$204,000	$306,000	Total Payout	$285,600

Thomas Cestare	Performance Goals				Incentive Opportunity			Actual Achievement
Performance Measures	Threshold	Target	Stretch	Weight	Threshold Value	Target Value	Stretch Value	Actual Performance	Actual Payout
Earnings Per Share	$0.10	$0.11	$0.13	50.0%	$20,312	$40,625	$60,937	$0.14	$60,937
Efficiency Ratio	75.0%	73.7%	71.9%	20.0	$8,125	$16,250	$24,375	69.11%	$24,375
Tier 1 Capital Level	14.5	14.5	15.0	10.0	$4,063	$8,125	$12,188	18.09	$12,188
Strategic Initiatives Execution	Committee discretion			20.0	$8,125	$16,250	$24,375	Stretch	$24,375

Total				100.0%	$40,625	$81,250	$121,875	Total Payout	$121,875

Denise Kassekert	Performance Goals				Incentive Opportunity			Actual Achievement
Performance Measures	Threshold	Target	Stretch	Weight	Threshold Value	Target Value	Stretch Value	Actual Performance	Actual Payout
Earnings Per Share	$0.10	$0.11	$0.13	30.0%	$10,530	$21,060	$31,590	$0.14	$31,590
Efficiency Ratio	75.0%	73.7%	71.9%	20.0	$7,020	$14,040	$21,060	69.11%	$21,060
Increase Total Core Checking by $176.8M				30.0	$10,530	$21,060	$31,590	$69.3M	$0
Strategic Initiatives Execution	Committee discretion			20.0	$7,020	$14,040	$21,060	Below	$0

Total				100.0%	$35,100	$70,200	$105,300	Total Payout	$52,650

James Gould	Performance Goals				Incentive Opportunity			Actual Achievement
Performance Measures	Threshold	Target	Stretch	Weight	Threshold Value	Target Value	Stretch Value	Actual Performance	Actual Payout
Earnings Per Share	$0.10	$0.11	$0.13	30.0%	$8,438	$16,875	$25,313	$0.14	$25,313
Efficiency Ratio	75.0%	73.7%	71.9%	20.0	$5,625	$11,250	$16,875	69.11%	$16,875
Increase Total Loans Outstanding from $2.79B to $2.89B	2.6B	2.89B	3.32B	15.0	$4,219	$8,438	$12,656	$2.576B	$0
Limit Reserve Additions to $32M				15.0	$4,219	$8,438	$12,656	$37.5M	$0
Strategic Initiatives Execution	Committee discretion			20.0	$5,624	$11,249	$16,875	Below	$0

Total				100.0%	$28,125	$56,250	$84,375	Total Payout	$42,188

Long-Term Equity-Based Incentive Compensation. In order to directly align the interests of our executives to the interests of our stockholders, equity awards make up a significant portion of our named executive officer’s total compensation package. Our 2008 Equity Incentive Plan allows our Compensation Committee to make an annual determination as to who will receive equity awards, the type of awards, vesting conditions and level of the award. Our annual equity award program is not typical in the thrift industry. Most converted thrift institutions (e.g. mutual holding companies that have minority shareholder ownership) typically structure equity awards as large, one-time grants to senior executive officers at the time the equity incentive plan is implemented. We have structured our long-term incentive program more in line with best practices of larger fully public peers, by providing small annual grants (rather than one time awards) and including performance shares (which is rare among converted thrifts). Accordingly, the upside potential of our equity awards will not be realized by our name executive officers unless specific performance goals are achieved and our stock price increases. See “Executive Compensation—Grants of Plan-Based Awards” for detailed information on the equity awards granted during the 2011 fiscal year. Time vested restricted stock awards granted to our named executive officers in 2011 vest 60% after 3 years of service and 20% for each year of service thereafter. All non-statutory stock options vest 20% per year over a five year period.

In line with our goal to have a leading edge long-term incentive program consistent with our fully public peers, we continue to evolve our programs consistent with emerging best practice. As a result our Compensation Committee, with the support of our management team and guidance from Pearl Meyers & Partners is working to restructure our long-term incentive program for our named executive officers in 2012 to place greater focus on long-term incentives and equity ownership. Stock options, restricted stock and performance shares will continue to be elements of the program, although performance will be defined more broadly and features such as deferral of awards will be included to align executives’ long-term stock ownership and wealth accumulation with that of shareholders.

Benchmarking and Peer Group Analysis

The cornerstone of our compensation philosophy is the maintenance of a competitive compensation program. The Compensation Committee’s independent consultant conducts competitive benchmarking as a reference for setting pay program guidelines and assessing pay-performance alignment. The consultant also provides data on benefit practices and compares Beneficial’s performance relative to peers on several key financial metrics. This provides the Committee with a broad array of information from which to assess the effectiveness of its current programs and serve as a foundation for decisions.

A primary data source used in the competitive assessment for the named executives officers is information disclosed by a peer group of other publicly traded banks. This peer group is developed by Pearl Meyer & Partners using objective parameters that reflect banks of similar asset size and located in the Northeast/Mid Atlantic region (i.e. banks from CT, DE, NJ, PA, NY, excluding Manhattan). In addition to the proxy peer group, the consultant used several other sources of published industry compensation data. Survey sources included: Pearl Meyer & Partners’ Northeast Banking Compensation Survey Report and the 2010/2011 Towers Watson Financial Services Survey Suite using scope cuts closest to Beneficial’s asset size. Beneficial’s positions were matched to proxy and survey sources based on similarity of role.

Pearl Meyer & Partners developed our peer group in 2010. Our peer group was originally selected to consist of banks approximately one-half to two times our asset size (a common metric for valuing compensation in the banking industry) and in the region described above. The Compensation Committee reviews our peer group with Pearl Meyer & Partners on an annual basis to ensure that our peer group consists of financial institutions with similar business models and demographics.

In 2011 we used the same peer group used by the Compensation Committee in 2010. This was still appropriate and provided greater consistency for comparisons. Our peer group continued to include 18 publicly-traded financial institutions ranging between $2.5 billion and $10.0 billion in asset size, in the states mentioned above. Beneficial’s asset size was slightly above median of $4.2 billion in assets. Below are the banks used in the 2011 review:

Company Name	City	State
National Penn Bancshares, Inc.	Boyertown	PA
Hudson Valley Holding Corporation	Yonkers	NY
F.N.B. Corporation	Hermitage	PA
Northwest Bancshares, Inc.	Warren	PA
Investors Bancorp, Inc. (MHC)	Short Hills	NJ
Provident Financial Services, Inc.	Jersey City	NJ
First Commonwealth Financial Corporation	Indiana	PA
NBT Bancorp Inc.	Norwich	NY
Community Bank System, Inc.	De Witt	NY
S&T Bancorp, Inc.	Indiana	PA
Kearny Financial Corporation	Fairfield	NJ
Dime Community Bancshares, Inc.	Brooklyn	NY
Flushing Financial Corporation	Lake Success	NY
TrustCo Bank Corp NY	Glenville	NY
WSFS Financial Corporation	Wilmington	DE
Provident New York Bancorp	Montebello	NY
Tompkins Financial Corporation	Ithaca	NY
Lakeland Bancorp, Inc.	Oak Ridge	NJ

Employment Agreements

We maintain employment agreements with Mr. Cuddy, Mr. Cestare, Mr. Gould and Ms. Kassekert. In addition to outlining the terms and conditions of employment, our current employment agreements also ensure the stability of our management team by providing the executives with financial protection if an executive is terminated in connection with a change in control of the Company or in the event an executive is involuntarily terminated by the Bank or the Company for reasons other than Cause (as defined in the employment agreements). The terms and conditions of our employment agreements are consistent with the agreements provided to senior officers in the thrift industry and reflect best practices, such as the exclusion of tax gross ups. See “Executive Compensation— Employment Agreements” and “—Potential Post-Termination Payments” for a detailed discussion of the terms of the employment agreements and the benefits provided upon termination of service for Messrs. Cuddy, Cestare and Gould and Ms. Kassekert.

The Compensation Committee reviews each contracted officer’s performance and his employment agreement on an annual basis for purposes of determining whether to extend the term of the agreement for an additional year. The Compensation Committee’s decision to extend the term of an agreement with a named executive officer is discretionary and reflects its evaluation of the executive’s role in the Company and his or her overall job performance.

In addition, the Bank and Beneficial Insurance Services, LLC maintain a senior management agreement with Robert Bush that was entered into in connection with the acquisition of Paul Hertel & Co. in 2005. The management agreement, along with Mr. Bush’s employment agreement with the Company and the Bank contain certain post-termination restrictive covenants. See “Executive Compensation – Employment and Management Agreements”.

Tax and Accounting Considerations

In consultation with our advisors, we evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption and on an annual basis to ensure an understanding of the financial impact of the program. Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirements. As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences. To preserve maximum flexibility in the design and implementation of our compensation program, we have not adopted a formal policy that requires all compensation to be tax deductible. However, to the greatest extent possible, it is our intent to structure our compensation programs in a tax efficient manner. When making grants under the 2008 Equity Incentive Plan, the Compensation Committee considers the tax implications of the awards, therefore all stock options granted under our equity plan, since its implementation, have been non-statutory stock options.

Retirement Benefits; Employee Welfare Benefits

All of our named executive officers are eligible to participate in the tax-qualified retirement plans available to Beneficial Mutual Savings Bank employees. This includes the Beneficial Mutual Savings Bank Employee Savings and Stock Ownership Plan (“KSOP”) and for those executives employed by Beneficial Mutual Savings Bank prior to June 30, 2008, the Employees’ Pension and Retirement Plan of Beneficial Mutual Savings Bank (“Pension Plan”). The Pension Plan was frozen effective June 30, 2008 in connection with the restructuring of our retirement program. Our KSOP enables our named executive officers to supplement their retirement savings with elective deferral contributions that we match at specified levels.

The KSOP also provides for additional discretionary employer contributions based on a percentage of participant compensation, subject to the Internal Revenue Code contribution limits.

In addition to our tax-qualified retirement plans, we also maintain non-qualified arrangements for certain named executive officers. Messrs. Cuddy, Miller and Bush all participate in the Beneficial Mutual Savings Bank Supplemental Pension and Retirement Plan and Mr. Miller maintained a Salary Continuation Agreement with Beneficial Mutual Savings Bank and participated in the Transition Credit Retirement Plan for Designated Employees prior to his termination of employment in May 2011. See “Executive Compensation – Pension Benefits – Supplemental Pension and Retirement Plan” and “Executive Compensation – Pension Benefits – Salary Continuation Arrangements” and “Executive Compensation – Non-Qualified Deferred Compensation – Transition Credit Retirement Plan for Designated Employees” for a detailed description of these arrangements. We also provide our executives with a vehicle to defer a portion of their income on a non-tax-qualified basis through our cash and/or stock-based deferral plans, however, none of the named executive officers participated in these plans in 2011.

In addition to retirement programs, we provide our employees with coverage under medical, life insurance and disability plans on terms consistent with industry practice.

The Compensation Committee reviews our retirement programs on an annual basis with due consideration given to prevailing market practice, overall executive compensation philosophy and cost to Beneficial Mutual Savings Bank.

Perquisites

We annually review the perquisites that we make available to our named executive officers. The primary perquisites for senior managers include an automobile allowance and certain club dues. See Footnote 4 to “Executive Compensation— Summary Compensation Table” for detailed information on the perquisites provided to our named executive officers.

Stock Compensation Grant and Award Practices; Timing Issues

Our Compensation Committee considers whether to make equity awards to officers and directors on an annual basis and in connection with new hires and promotions. The Compensation Committee considers the recommendations of our chief executive officer and other executive officers with respect to awards contemplated for their subordinates. The Compensation Committee also consults with Pearl Meyer & Partners to insure our equity award program is competitive with our peer group. The Compensation Committee is solely responsible for the development of the schedule of equity awards made to our chief executive officer and the other named executive officers.

As a general matter, the Compensation Committee’s process is independent of any consideration of the timing of the release of material non-public information, including with respect to the determination of grant dates or stock option exercise prices. Similarly, we have never timed the release of material non-public information to affect the value of executive compensation. In general, the release of such information reflects long-established timetables for the disclosure of material non-public information such as earnings reports or, with respect to other events reportable under federal securities laws, the applicable requirements of such laws with respect to timing of disclosure. The Compensation Committee’s decisions are reviewed and ratified by the full Board of Directors.

The terms and conditions of each equity award are determined in accordance with the applicable provisions of our equity incentive plan. The Compensation Committee has structured our current equity program to include the grant of non-statutory stock options, performance shares and restricted shares. All director awards (non-statutory stock options and restricted stock awards) vest at a rate of 20% per year, beginning on the first anniversary date of the grant date of the award. All stock options granted to our named executive officers vest at a rate of 20% per year commencing on the first anniversary of the grant date and restricted stock awards vest over a 5 year period with 60% of the award vesting on the third anniversary and 20% of the award vesting each year thereafter. All stock options and stock awards granted under the equity plan become 100% vested upon an award recipient’s death, disability or a change in control. The performance share awards granted to our named executive officers vest upon the satisfaction of certain financial benchmarks determined by the Compensation Committee. For purposes of the performance awards granted in 2008, 2009, 2010 and 2011, the Compensation Committee established a goal that requires the Company to achieve a return on average assets of not less than 1% by the fifth full fiscal year following the date of grant. If at the end of the measurement period the Company has not achieved the return on average assets target, the new benchmark for vesting purposes is attaining a return on average assets that is sufficient to put the Company in the top quartile of thrifts nationwide with assets between $1 billion and $10 billion based on return on average assets. If neither performance benchmark is reached by the fifth full fiscal year following the grant date, all shares subject to the performance award are forfeited. See “Executive Compensation – Outstanding Equity Awards at Fiscal Year End” for detail on the outstanding equity awards granted to our named executive officers as of December 31, 2011.

In accordance with our equity plan, the Compensation Committee may grant stock options only at or above fair market value, which is defined as the closing sales price of our common stock on the Nasdaq Global Select Market on the date of grant.

Stock Ownership Requirements

We implemented a stock ownership and retention policy in March 2011 for our named executive officers and the Board of Directors. Under the terms of our policy, our Chief Executive Officer/President is expected to own or acquire Company stock having a fair market value equal to three (3) times his base salary. All other named executive officers are expected to own or acquire Company common stock having a fair market value at one (1) times each officer’s base salary. Each named executive officer’s individual stock ownership requirement has based on his or her salary as of March 17, 2011 and will not change due to a change in base salary or fluctuation in the Company’s stock prices. However, the Corporate Governance Committee, may, from time to time, re-evaluate or revise the guidelines for corporate reasons. Non-employee directors of the Company are expected to own or acquire Company common stock having a fair market value of ten (10) times the annual retainer received by each director for services rendered as a director of the Company. All individuals subject to the stock ownership and retention policy have five (5) years from appointment as a named executive officer or director (whichever is applicable) or within five (5) years of March 17, 2011, whichever is later, to satisfy the stock ownership guidelines. Shares counted towards the ownership requirements include shares of Company common stock purchased in the open market, owned out right by an individual, or members of his or her immediate family residing in the same household, whether held individually or jointly, restricted stock granted under the Company’s equity plans, shares held in trust or by a limited family partnership and shares acquired through the Beneficial Mutual Savings Bank KSOP. Failure to meet, or in unique circumstances to show sustained progress toward meeting the stock ownership guidelines, may result in a reduction in future long-term incentive grants and/or payment of future annual incentives in the form of stock. In addition to stock ownership requirements, the Company also established a mandatory holding period of six (6) months for stock acquired under the Company’s equity incentive plan. Once stock ownership goals are achieved, the ownership requirement amount should be maintained for as long as an individual is subject to the stock ownership guidelines.

Clawback Policy

Our stock-based and cash-based incentive plans provide that if our Board of Directors determines that a named executive officer alters, inflates or inappropriately manipulates the performance/financial results of Beneficial Mutual Bancorp or violates recognized ethical business standards the Board will, to the extent permitted by applicable law, seek recoupment from that named executive officer of any portion of performance-based compensation (cash or stock) paid to the named executive officer. Effective January 1, 2012, we adopted a clawback policy that incorporates the plan provisions and further states that if a named executive officer engages in fraud or willful misconduct that causes or otherwise contributes to the need for a material restatement of our financial results, the Board of Directors will direct the Compensation Committee to review all performance-based compensation awarded to or earned by that named executive officer during three year period prior to the fiscal periods materially affected by the restatement. If, in the Compensation Committee’s view, the performance-based compensation would have been lower if it had been based on the restated results, the Board will, to the extent permitted by applicable law, seek recoupment from that named executive officer of any portion of such performance-based compensation as it deems appropriate after a review of all relevant facts and circumstances.

The Compensation Committee will monitor our clawback policy as further guidance is released by the U.S. Securities and Exchange Commission as part of the Dodd-Frank Act.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information concerning the total compensation awarded, earned or paid to the principal executive officer and principal financial officer of the Company and our three other most highly compensated executives. These five officers are referred to as the “named executive officers” in this proxy statement.

Name and Principal Position	Year	Salary	Bonus		Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3)	All Other Compen- sation (4)	Total
Gerard P. Cuddy President and Chief Executive Officer	2011 2010 2009	$510,000 510,000 493,269	$	— — —	$209,500 145,500 125,250	$98,700 53,400 44,100	$285,600 — 209,000	$7,926 5,554 8,547	$26,389 30,028 74,922	$1,138,115 744,482 955,088

Thomas D. Cestare (5) Executive Vice President and Chief Financial Officer	2011 2010 2009	325,000 161,250 —		— 75,000 —	293,300 25,000 —	98,700 8,625 —	121,875 75,000 —	— — —	21,903 8,225 —	860,778 353,100 —

James E. Gould (6) Executive Vice President and Chief Lending Officer	2011 2010 2009	162,308 — —		20,000 — —	167,600 — —	49,350 — —	42,188 — —	— — —	3,646 — —	445,092 — —

Denise Kassekert Executive Vice President	2011 2010 2009	279,720 280,800 244,232		— — —	67,040 77,600 66,800	32,900 17,800 14,700	52,650 — 81,250	— — —	14,361 14,700 21,370	446,671 390,900 428,352

Robert J. Bush (7) Executive Vice President	2011 2010 2009	325,920 325,920 337,920		— — —	— 77,600 66,800	— 17,800 14,700	— — 50,700	10,574 6,761 6,954	14,500 14,700 24,408	350,994 442,781 501,482

Andrew J. Miller (8) Executive Vice President and Chief Lending Officer	2011 2010 2009	127,350 280,800 291,600		— — —	— 77,600 66,800	— 17,800 14,700	— — 66,690	197,940 122,583 116,895	5,738 38,804 47,286	331,028 537,587 603,971

(1)	Reflects the grant date fair value calculated in accordance with FASB ASC Topic 718 on outstanding restricted stock awards for each of the named executive officers. The amounts were calculated based on the Company’s stock price as of the date of grant as follows: (i) $8.38 for all 2011 restricted stock awards; (ii) $10.00 for 2010 restricted stock awards for Mr. Cestare and $9.70 for all other 2010 restricted stock awards; and (iii) $8.35 for all 2009 restricted stock awards. When shares become vested and are distributed from the trust in which they are held, the recipient will also receive an amount equal to accumulated cash and stock dividends (if any) paid with respect thereto, plus earnings thereon.
(2)	Reflects the grant date fair value calculated in accordance with FASB ASC Topic 718 for outstanding stock option awards for each of the named executive officers based upon a fair value for each option using the Black-Scholes option pricing model as follows: (i) $3.29 for all 2011 option awards; (ii) $3.45 for 2010 option awards for Mr. Cestare and $3.56 for all other 2010 option awards; and (iii) $2.94 for all 2009 option awards. The Company uses the Black-Scholes option pricing model to estimate its compensation cost for stock options awards. For further information on the assumptions used to compute fair value, see Note 17 to the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. The actual value, if any, realized by a named executive officer from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, there is no assurance that the value realized by a named executive officer will be at or near the value estimated above.
(3)	Represents the actuarial change in pension value in the executives’ amounts during the years ended December 31, 2011, 2010 and 2009 under the Beneficial Mutual Savings Bank Employees’ Pension and Retirement Plan, the Beneficial Mutual Savings Bank Supplemental Pension and Retirement Plan and the life insurance portion of each executive’s salary continuation agreement. See “Pension Benefits” below for a further discussion of these arrangements.
(4)	Details of the amounts reported in the “All Other Compensation” column for 2011 are provided in the table below.

	Mr. Cuddy		Mr. Cestare		Mr. Gould		Ms. Kassekert		Mr. Bush		Mr. Miller
Employer contributions to KSOP	$14,315		$11,400		$3,646		$14,361		$14,500		$3,888
Income recognized under split-dollar life insurance arrangements	—		—		—		—		—		1,850
Perquisites	12,074	(a)	10,503	(a)	—	(b)	—	(b)	—	(b)	—	(b)

(a)	Includes the value of executive’s personal use of a company-owned automobile and club membership fees.
(b)	Did not exceed $10,000.
(5)	Mr. Cestare was employed by the Company and Bank as Executive Vice President and Chief Financial Officer effective July 6, 2010. Accordingly, no compensation information is available prior to that date. Mr. Cestare received a $75,000 hiring bonus in 2010 pursuant to his written offer of employment from the Bank.
(6)	Mr. Gould was employed by the Company and Bank as Executive Vice President and Chief Lending Officer effective May 23, 2011. Accordingly, no compensation information is available prior to that date. Mr. Gould received a $20,000 hiring bonus in 2011 pursuant to the terms of his employment agreement with the Company and the Bank. See “Executive Compensation—Employment and Management Agreements.”.
(7)	On January 24, 2012, Mr. Bush advised the Company and the Bank that he was leaving the employ of the Company and the Bank to pursue other opportunities. Mr. Bush’s last day of employment with the Company and the Bank was March 23, 2012 and he forfeited all unvested equity awards as of that date.
(8)	Mr. Miller left the Company and the Bank to pursue other opportunities effective May 9, 2011. All unvested equity awards were forfeited effective May 9, 2011.

Employment and Management Agreements

The Company and the Bank maintain two year employment agreements with Gerard P. Cuddy, Thomas D. Cestare, James E. Gould and Denise Kassekert. The current base salaries under the employment agreements with Messrs. Cuddy, Cestare and Gould and Ms. Kassekert are $550,000, $333,125, $229,500 and $280,800, respectively.

Each employment agreement permits the Company and the Bank, in their sole discretion, to renew the term of the agreements for an additional year (each year), in connection with the officer’s annual performance reviews, so that the term of the employment agreements remain at two years. See “Compensation Discussion and Analysis – Compensation Highlights” for information on contract renewal in connection with 2011 job performance reviews. The employment agreements provide for, among other things, a minimum annual base salary, eligibility to participate in employee benefit plans and programs maintained by the Company and the Bank for the benefit of their employees, including discretionary bonuses, incentive compensation programs, participation in medical, dental, pension, profit sharing, retirement and stock-based compensation plans and certain fringe benefits applicable to executive personnel. The employment agreements also contain a provision that prohibits an executive from competing with the Company or the Bank in the event the executive’s employment is terminated for reasons other than a change in control.

In addition, the Bank and Beneficial Insurance Services, LLC entered into a Senior Management Agreement with Robert J. Bush in connection with Beneficial Insurance Services, LLC’s acquisition of Paul Hertel & Co. in 2005. The agreement provided that Mr. Bush is an at will employee of Beneficial Insurance Services, LLC and is subject to certain non-compete, confidentiality and non-solicitation restrictions. The non-competition restrictions will expire on March 23, 2014 (two years following Mr. Bush’s termination of employment with the Bank) and the non-solicitation restrictions will expire on March 23, 2017 (five years after Mr. Bush’s termination of employment with the Bank). Mr. Bush’s employment agreement with the Company and the Bank contains similar restrictive covenants.

See “Potential Post-Termination Payments” for a discussion of the benefits and payments each executive may receive under the employment or management agreement upon termination of employment.

Grants of Plan Based Awards

2008 Equity Incentive Plan. The following table provides information concerning all restricted stock and stock option awards granted to the named executive officers in 2011 under the Beneficial Mutual Bancorp, Inc. 2008 Equity Incentive Plan. All stock options awarded in 2011 were granted as non-statutory stock options. Neither Mr. Bush nor Mr. Miller were granted any equity awards in 2011.

Name	Grant Date	Number of Shares of Stock or Units (1)	Number of Securities Underlying Options (2)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock Awards and Options (3)
Gerard P. Cuddy	05/27/2011	25,000	30,000	$8.38	$308,200
Thomas D. Cestare	05/27/2011	35,000	30,000	8.38	392,000
James E. Gould	05/27/2011	20,000	15,000	8.38	216,950
Denise Kassekert	05/27/2011	8,000	10,000	8.38	99,940

(1)	For Mr. Cuddy, restricted shares vest according to the following schedule: (1) 10,000 shares are subject to a three-year cliff vesting schedule whereby no shares vest on the first and second anniversaries of the award; 60% of the shares vest on the third anniversary of the award; and thereafter 20% of the shares each vest on the fourth and fifth anniversaries of the award; and (2) 15,000 shares will vest if certain specified performance requirements are met during the performance measurement period beginning with the twelve months ended December 31, 2011 and ending with the twelve months ended December 31, 2015. For Mr. Cestare, restricted shares vest according to the following schedule: (1) 20,000 shares are subject to a three-year cliff vesting schedule whereby no shares vest on the first and second anniversaries of the award; 60% of the shares vest on the third anniversary of the award; and thereafter 20% of the shares each vest on the fourth and fifth anniversaries of the award; and (2) 15,000 shares will vest if certain specified performance requirements are met during the performance measurement period beginning with the twelve months ended December 31, 2011 and ending with the twelve months ended December 31, 2015. For Mr. Gould, restricted shares vest according to the following schedule: (1) 10,000 shares are subject to a three-year cliff vesting schedule whereby no shares vest on the first and second anniversaries of the award; 60% of the shares vest on the third anniversary of the award; and thereafter 20% of the shares each vest on the fourth and fifth anniversaries of the award; and (2) 10,000 shares will vest if certain specified performance requirements are met during the performance measurement period beginning with the twelve months ended December 31, 2011 and ending with the twelve months ended December 31, 2015. For Ms. Kassekert, restricted shares vest according to the following schedule: (1) 4,000 shares are subject to a three-year cliff vesting schedule whereby no shares vest on the first and second anniversaries of the award; 60% of the shares vest on the third anniversary of the award; and thereafter 20% of the shares each vest on the fourth and fifth anniversaries of the award; and (2) 4,000 shares will vest if certain specified performance requirements are met during the performance measurement period beginning with the twelve months ended December 31, 2011 and ending with the twelve months ended December 31, 2015.
(2)	Options vest in five equal annual installments beginning on the first anniversary of the date of grant.
(3)	Sets forth the grant date fair value of stock and option awards calculated in accordance with FASB ASC Topic 718. The grant date fair value of all stock awards is equal to the number of awards multiplied by $8.38, the closing price for the Company’s common stock on the date of grant. The grant date fair value for option awards is equal to the number of options multiplied by a fair value of $3.29, which was computed using the Black-Scholes option pricing model. For further information on the assumptions used to compute fair value, see Note 17 to the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

The Company maintains the 2008 Equity Incentive Plan to further its commitment to performance-based compensation and to provide participants with an opportunity to have an equity interest in the Company. The plan is administered by the Company’s Compensation Committee. The Compensation Committee has the authority to grant stock options, restricted stock awards and performance shares to officers and directors of the Company and the Bank. Additional information on the Company’s 2008 Equity Incentive Plan is set forth in the “Compensation Discussion and Analysis” section of this proxy statement.

Management Incentive Plan. The following table sets forth the threshold, target and maximum award that may be earned by each eligible named executive officer under our 2011 Management Incentive Plan. See “Compensation Discussion and Analysis—Management Incentive Plan” for detailed information on the Company and individual performance measures that must be achieved in order for an eligible named executive officer to receive an award under the plan. Mr. Bush and Mr. Miller did not receive payouts under the 2011 Management Incentive Plan.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)
Name	Date of Corporate Approval	Threshold	Target	Maximum
Gerard P. Cuddy	02/17/2011	$102,000	$204,000	$306,000
Thomas D. Cestare	02/17/2011	40,625	81,250	121,875
James E. Gould	02/17/2011	28,125	56,250	84,375
Denise Kassekert	02/17/2011	35,100	70,200	105,300

(1)	The “Summary Compensation Table” shows the actual awards earned by our named executive officers under the 2011 Management Incentive Plan.

The 2011 Management Incentive Plan is designed to recognize and reward executives for their individual and collective contributions to the success of the Bank. The plan focuses on performance measures that are critical to the profitability and growth of the Bank. See “Compensation Discussion and Analysis—Management Incentive Plan” for detailed information on the plan and the Company and individual performance measures used by the Compensation Committee to determine payouts under the 2011 Management Incentive Plan.

Outstanding Equity Awards at Fiscal Year End

The following table provides information concerning unexercised options and stock awards that have not vested for each named executive officer outstanding as of December 31, 2011.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (5)
Gerard P. Cuddy	120,000	80,000	$11.86	08/06/2018	70,000	(2)	$585,200
	6,000	9,000	8.35	03/09/2019	15,000	(3)	125,400
	3,000	12,000	9.70	03/05/2020	15,000	(3)	125,400
	—	30,000	8.38	05/27/2021	25,000	(4)	209,000

Thomas D. Cestare	500	2,000	10.00	07/06/2020	2,000	(3)	16,720
	—	30,000	8.38	05/27/2021	35,000	(4)	292,600

James E. Gould	—	15,000	8.38	05/27/2021	20,000	(4)	167,200

Denise Kassekert	30,000	45,000	11.86	08/06/2018	35,000	(2)	292,600
	2,000	3,000	8.35	03/09/2019	8,000	(3)	66,880
	1,000	4,000	9.70	03/05/2020	8,000	(3)	66,880
	—	10,000	8.38	05/27/2021	8,000	(4)	66,880

Robert J. Bush (6)	40,000	60,000	11.86	08/06/2018	35,000	(2)	292,600
	2,000	3,000	8.35	03/09/2019	8,000	(3)	66,880
	1,000	4,000	9.70	03/05/2020	8,000	(3)	66,880

(1)	Options vest in five equal annual installments beginning one year from the date of grant.
(2)	For Mr. Cuddy, unvested restricted shares vest according to the following schedule: (1) 20,000 shares representing 20% of the award vest equally on each of the fourth and fifth anniversaries of the award, to occur in 2012 and 2013; and (2) 50,000 shares will vest if certain specified performance requirements are met during the performance measurement period beginning with the twelve months ended December 31, 2009 and ending with the twelve months ended December 31, 2013. For all other named executive officers, unvested restricted shares vest according to the following schedule: (1) 10,000 shares representing 20% of the award vest equally on each of the fourth and fifth anniversaries of the award, to occur in 2012 and 2013; and (2) 25,000 shares will vest if certain specified performance requirements are met during the performance measurement period beginning with the twelve months ended December 31, 2009 and ending on the twelve months ended December 31, 2013.
(3)	For Mr. Cuddy, restricted shares vest according to the following schedule: (1) 7,500 shares are subject to a three-year cliff vesting schedule whereby no shares vest on the first and second anniversaries of the award; 60% of the shares vest on the third anniversary of the award; and thereafter 20% of the shares each vest on the fourth and fifth anniversaries of the award; and (2) 7,500 shares will vest if certain specified performance requirements are met during the performance measurement period beginning with the twelve months ended December 31, 2010 and ending with the twelve months ended December 31, 2014. For Mr. Cestare, restricted shares vest in five equal annual installments beginning on the first anniversary of the date of grant. For all other named executive officers, restricted shares vest according to the following schedule: (1) 4,000 shares are subject to a three-year cliff vesting schedule whereby no shares vest on the first and second anniversaries of the award; 60% of the shares vest on the third anniversary of the award; and thereafter 20% of the shares each vest on the fourth and fifth anniversaries of the award; and (2) 4,000 shares will vest if certain specified performance requirements are met during the performance measurement period beginning with the twelve months ended December 31, 2010 and ending with the twelve months ended December 31, 2014.
(4)	For Mr. Cuddy, restricted shares vest according to the following schedule: (1) 10,000 shares are subject to a three-year cliff vesting schedule whereby no shares vest on the first and second anniversaries of the award; 60% of the shares vest on the third anniversary of the award; and thereafter 20% of the shares each vest on the fourth and fifth anniversaries of the award; and (2) 15,000 shares will vest if certain specified performance requirements are met during the performance measurement period beginning with the twelve months ended December 31, 2011 and ending with the twelve months ended December 31, 2015. For Mr. Cestare, restricted shares vest according to the following schedule: (1) 20,000 shares are subject to a three-year cliff vesting schedule whereby no shares vest on the first and second anniversaries of the award; 60% of the shares vest on the third anniversary of the award; and thereafter 20% of the shares each vest on the fourth and fifth anniversaries of the award; and (2) 15,000 shares will vest if certain specified performance requirements are met during the performance measurement period beginning with the twelve months ended December 31, 2011 and ending with the twelve months ended December 31, 2015. For Mr. Gould, restricted shares vest according to the following schedule: (1) 10,000 shares are subject to a three-year cliff vesting schedule whereby no shares vest on the first and second anniversaries of the award; 60% of the shares vest on the third anniversary of the award; and thereafter 20% of the shares each vest on the fourth and fifth anniversaries of the award; and (2) 10,000 shares will vest if certain specified performance requirements are met during the performance measurement period beginning with the twelve months ended December 31, 2011 and ending with the twelve months ended December 31, 2015. For Ms. Kassekert, restricted hares vest according to the following schedule: (1) 4,000 shares are subject to a three-year cliff vesting schedule whereby no shares vest on the first and second anniversaries of the award; 60% of the shares vest on the third anniversary of the award; and thereafter 20% of the shares each vest on the fourth and fifth anniversaries of the award; and (2) 4,000 shares will vest if certain specified performance requirements are met during the performance measurement period beginning with the twelve months ended December 31, 2011 and ending with the twelve months ended December 31, 2015.
(5)	Based upon the Company’s closing stock price of $8.36 on December 31, 2011.
(6)	On January 24, 2012, Mr. Bush advised the Company and the Bank that he was leaving the employ of the Company and the Bank to pursue other opportunities. Mr. Bush’s last day of employment with the Company and the Bank was March 23, 2012 and he forfeited all unvested equity awards as of that date.

Pension Benefits

The following table sets forth the actuarial present value of each named executive officer’s accumulated benefit under our tax-qualified and non tax-qualified defined benefit plans, along with the number of years of credited service under the respective plans. No distributions were made under the plans in 2011. The Bank froze the Employees’ Pension and Retirement Plan of Beneficial Mutual Savings Bank effective June 30, 2008. Mr. Cestare, Mr. Gould and Ms. Kassekert are not participants in the Beneficial Mutual Savings Bank tax-qualified and non-qualified defined benefit plans.

Name	Plan Name	Number of Years of Credited Service (1)		Present Value of Accumulated Benefit ($) (2)
Gerard P. Cuddy	Beneficial Mutual Savings Bank Consolidated Pension Plan (3)	0.5		$16,374
	Supplemental Pension and Retirement Plan of Beneficial Mutual Savings Bank	0.5		23,812
Robert J. Bush	Beneficial Mutual Savings Bank Consolidated Pension Plan (3)	1.0		31,892
	Supplemental Pension and Retirement Plan of Beneficial Mutual Savings Bank	1.0		20,483
Andrew J. Miller	Beneficial Mutual Savings Bank Consolidated Pension Plan (3)	34.5		873,124
	Supplemental Pension and Retirement Plan of Beneficial Mutual Savings Bank	34.5		168,430
	Salary Continuation Agreement	25.0	(4)	43,820

(1)	Represents the number of years of credited service used only to determine the benefit under the pension plan. Years of credited service were frozen at June 30, 2008.
(2)	The present value of each executive’s accumulated benefit assumes normal retirement (age 65), the election of a single life form of pension and is based on a 4.55% discount rate for the Employees’ Pension and Retirement Plan and 4.25% for the Supplemental Pension and Retirement Plan.
(3)	As of December 31, 2010, the Employees’ Pension and Retirement Plan of Beneficial Mutual Savings Bank and the Farmers & Mechanics Bank Restated Pension Plan were merged into one plan entitled the Beneficial Mutual Savings Bank Consolidated Pension Plan. The merger of the plans did not impact participant benefits.
(4)	The maximum years of service credit for the salary continuation agreements is 25. The executive’s benefit is determined in accordance with the terms of the salary continuation agreement.

Consolidated Pension Plan. The Employees’ Pension and Retirement Plan of Beneficial Mutual Savings Bank and the Farmers & Mechanics Bank Restated Pension Plan were merged into one plan entitled the Beneficial Mutual Savings Bank Consolidated Pension Plan as of December 31, 2010. The merger of the plans did not impact participant benefits. The Employees’ Pension and Retirement Plan of Beneficial Mutual Savings Bank was frozen effective June 30, 2008. The frozen plan provides that an active participant may retire on or after the date the participant attains age 65 and upon retirement, after twenty-five accrual years of service as a participant, receive a monthly pension in the form of a straight life annuity equal to 50% of his or her average monthly compensation. If the participant’s service is less than 25 years, his or her pension will be adjusted by the ratio of service to 25 years. After attainment of age 55 and the completion of five years of service, an active participant may elect early retirement. Upon early retirement a participant will be entitled to receive his or her accrued pension commencing on his or her normal retirement date or, if the participant desires, he or she may elect to receive a reduced pension which can commence on the first day of the month concurrent with or next following the participant’s early retirement date. If the employment of an active participant is terminated because of total and permanent disability, the participant will be entitled to receive a disability pension equal to the participant’s accrued pension, without actuarial reduction, commencing on the date the participant terminates employment due to disability and continuing until his death or until recovery from his total and permanent disability, if prior to age 65.

Participants generally have no vested interest in retirement plan benefits prior to the completion of five years of service. Following the completion of five years of vesting service, or in the event of a participant’s attainment of age 65 (or the fifth anniversary of participation in the plan, if later), death or termination of employment due to disability, a participant will become 100% vested in his or her accrued benefit under the retirement plan. The retirement plan provides that a participant may receive, subject to certain spousal consent requirements, his or her pension benefit in any of the following forms: (i) a life annuity, (ii) a reduced life annuity for the participant’s life with 120 monthly payments guaranteed if the participant dies prior to receiving the 120 payments, (iii) a 100%, 75% or 50% joint and survivor annuity, or (iv) a lump sum distribution if the value of the accrued pension benefit is less than $5,000.

Supplemental Pension and Retirement Plan. The Supplemental Pension and Retirement Plan of Beneficial Mutual Savings Bank provides benefits which would have been payable to certain officers under the Bank’s Employees’ Pension and Retirement Plan but for certain IRS limitations. Upon termination of employment with the Bank a participant is eligible to receive benefits under the Supplemental Pension and Retirement Plan equal to the excess, if any, of (i) the benefits which would have been payable to the participant commencing on the first day of the month coincident with or next following the attainment of age 65 under the Pension Plan in the form of a single life annuity, but for the limitations imposed by the Internal Revenue Code, based on a participant’s compensation and service with Beneficial Bank through June 30, 2008, over (ii) the accrued benefits actually payable under the Pension Plan commencing on the first day of the month coincident with or next following the attainment of age 65 in the form of a single life annuity. In the event of the death of a participant prior to the commencement of benefits under the Pension Plan and in the event the participant’s spouse or beneficiary is entitled to a survivor’s benefit under the Pension, the spouse or beneficiary shall receive a benefit under the Supplemental Pension and Retirement Plan.

Salary Continuation Arrangements. Beneficial Bank maintained a salary continuation agreement with Mr. Miller to provide him with additional compensation at retirement at or after attaining age 65, or upon termination of employment by reason of death.

Non-Qualified Deferred Compensation

Mr. Miller participated in the Bank’s Transition Credit Retirement Plan for Designated Employees prior to his termination of employment in 2011. The following table discloses contributions and distributions made under the Bank’s Transition Credit Retirement Plan for Designated Employees for Mr. Miller in 2011, along with the earnings and balances on Mr. Miller’s account as of December 31, 2011. No other named executive officer participates in the Transition Credit Retirement Plan or any other non-qualified defined contribution plan sponsored by the Company or the Bank.

Name	Plan Name	Registrant Contributions in Last Fiscal Year	Participant Distributions in Last Fiscal Year	Aggregate Earnings in 2011	Aggregate Balance at Last Fiscal Year End
Andrew J. Miller	Transition Credit Retirement Plan for Designated Employees	$—	$66,060	$—	$—

Potential Post-Termination Payments

Payments Made Upon Termination for Cause. Under the terms of the employment agreements with Messrs. Cuddy, Cestare and Gould and Ms. Kassekert, if any of the executives is terminated for cause, he or she will receive his or her base salary through the date of termination and retain the rights to any vested benefits subject to the terms of the plan or arrangement under which those benefits are provided. In addition, a termination for cause will also result in the forfeiture of all unvested stock awards (time-based and performance) and vested stock options that have not been exercised. Further, participants in the Bank’s 2011 Management Incentive Plan will forfeit all rights to incentive opportunities as a result of termination for cause.

Payments Made Upon Termination Without Cause or for Good Reason. If the Bank or the Company terminates an executive’s employment for reasons other than for cause or a change in control, or if an executive resigns from the Bank or the Company after specified circumstances set forth in the agreements that would constitute constructive termination, the employment agreements provide that the executive or, if the executive dies, his or her beneficiary, would be entitled to receive two (2) times the sum of the executive’s (i) current base salary and (ii) the most recent bonus paid. The severance benefit would be paid ratably over a two-year period. In addition, the executive would be entitled to receive, for the 24-month period following his or her termination date, medical, dental and life insurance coverage. The employment agreements with Mr. Gould and Ms. Kassekert were amended to phase out this severance benefit as of May 20, 2013. If the Bank or the Company terminates its employment relationship with Messrs. Cuddy, Cestare, Gould or Ms. Kassekert during the term of their employment agreements for reasons other than cause or a change in control, the executive must adhere to a one-year non-competition restriction.

In the event the executives terminate employment without cause or for good reason they will forfeit all unvested stock awards, performance awards and stock options.

Participants in the Bank’s 2011 Management Incentive Plan must be employed by the Bank on the date the benefits are distributed. Therefore, if a participant terminates employment without cause or for good reason prior to payment under the 2011 Management Incentive Plan, all rights to plan benefits are forfeited.

Payments Made Upon Disability. The employment agreements provide each executive with a disability benefit equal to two-thirds of the executive’s bi-weekly rate of base salary as of his or her termination date. An executive will cease to receive disability payments upon the earlier of: (1) the date the executive returns to full-time employment; (2) the death of the executive; (3) the executive’s attainment of age 65; or (4) the date the employment agreement would have expired had the executive’s employment not terminated by reason of the executive’s disability. In addition, the executive would continue to be covered, to the greatest extent possible, under all benefit plans in which the executive participated before his or her disability as if he or she were actively employed by us. Disability payments are reduced by any disability benefits paid to an executive under any policy or program maintained by the Bank.

In the event an executive terminates employment due to disability, he or she will vest 100% in all unvested stock awards and stock options.

If a participant in the Bank’s 2011 Management Incentive Plan terminates his or her service with the Bank due to a disability, his or her award will be prorated based on the period of active employment with the Bank.

Payments Made Upon Death. Under the employment agreements, the executive’s estate is entitled to receive any salary and bonus accrued but unpaid as of the date of the executive’s death.

In the event a participant in the Bank’s 2011 Management Incentive Plan dies, his or her estate will receive the prorated portion of the participant’s award as of his or her date of death.

Payments Made Upon a Change in Control. Following a change in control of the Bank or the Company, under the terms of the employment agreements, if an executive voluntarily terminates (upon circumstances discussed in the agreement) or involuntarily terminates employment, the executive or, if the executive dies, the executive’s beneficiary, would be entitled to receive a severance payment equal to three (3) times the sum of the executive’s (i) base salary and (ii) most recent bonus paid by the Company and/or the Bank. In addition, the executive would also be entitled to continued medical, dental and life insurance coverage for the executive and his dependents for 36 months following his termination of employment. Mr. Cuddy would also be entitled to continue his club memberships for 36 months following his termination of employment at no cost to him.

Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times an individual’s base amount are deemed to be “excess parachute payments” if they are contingent upon a change in control (the “Section 280G Limitation”). An individual’s base amount is equal to an average of the individual’s Form W-2 compensation for the five years preceding the year a change in control occurs (or such lesser number of years if the individual has not been employed for five years). Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of the payment in excess of the base amount, and the employer may not deduct such amount for federal tax purposes. The employment agreements limit payments made to the executives in connection with a change in control to amounts that will not exceed the limits imposed by Section 280G.

Under the terms of the Bank’s KSOP, upon a change in control (as defined in the plan) the plan trustee will repay in full any outstanding acquisition loan and all remaining shares held in the loan suspense account after repayment will be allocated to participants as set forth in the plan.

In the event the executives terminate employment in connection with a change in control, they will vest 100% in all unvested stock awards and stock options.

Payments Upon Retirement. In addition to the tax-qualified retirement benefits and non-qualified retirement benefits set forth in “—Pension Benefits” above, participants in the Bank’s Management Incentive Plan who retire from the Bank will receive a prorated payout based on the period of the participant’s active employment only.

All payments under the Elective Deferred Compensation Plan and the Stock-Based Deferral Plan will be made in accordance with the form and timing elections made at the time of each executive’s deferral election.

Potential Post-Termination Benefits Tables. The amount of compensation payable to each named executive officer upon termination for cause, termination upon an event of termination, change in control followed by termination of employment, disability, death and retirement is shown below. The amounts shown assume that such termination was effective as of December 31, 2011, and thus include amounts earned through such time and are estimates of the amounts that would be paid out to the executives upon their termination. The amounts do not include the executive’s account balances in the Bank’s tax-qualified retirement plans to which each executive has a non-forfeitable interest. The amounts shown relating to unvested options and awards are based on the fair market value of the Company’s common stock on December 31, 2011, which was $8.36. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company. Mr. Miller was not employed by the Company or the Bank at December 31, 2011. Accordingly, a post-termination benefit table has not been provided for Mr. Miller.

The following table provides the amount of compensation payable to Mr. Cuddy in each of the circumstances listed below.

	Payments Due Upon
	Termination for Cause	Termination without Cause or for Good Reason		Change in Control with Termination of Employment		Disability		Retirement		Death
Base salary	$—	$1,020,000	(2)	$1,530,000		$141,667		$—		$—
Annual cash incentive	—	418,000	(2)	627,000		285,600	(4)	285,600	(4)	285,600	(4)
Medical, life and dental insurance benefits	—	29,746		44,618		6,197	(3)	—		—
Fringe benefits (1)	—	—		12,356		—		—		—
Income attributable to vesting of stock awards	—	—		1,045,000		1,045,000		—		1,045,000

Total severance payment	$—	$1,467,746		$3,258,974	(5)	$1,478,464		$285,600		$1,330,600

(1)	Represents the value of club membership fees for 36 months following termination of employment in connection with a change in control.
(2)	Represents the cash payment due under the executive’s employment agreement. Assumes such payment would be paid ratably over a two-year period.
(3)	Benefits have been calculated based on the date the agreement would have expired had the executive’s employment not terminated due to his disability.
(4)	Assumes 2011 Management Incentive Plan payment was made on December 31, 2011.
(5)	The amount shown does not reflect adjustments that would be made to the executive’s total change in control severance payment to insure the executive’s severance payment would not be deemed an “excess parachute payment” under Section 280G of the Internal Revenue Code.

The following table provides the amount of compensation payable to Mr. Cestare in each of the circumstances listed below.

	Payments Due Upon
	Termination for Cause	Termination without Cause or for Good Reason		Change in Control with Termination of Employment		Disability		Retirement		Death
Base salary	$—	$650,000	(1)	$975,000		$90,278		$—		$—
Annual cash incentive	—	150,000	(1)	225,000		121,875	(3)	121,875	(3)	121,875	(3)
Medical, life and dental insurance benefits	—	29,704		44,556		6,188	(2)	—		—
Income attributable to vesting of stock awards	—	—		309,320		309,320		—		309,320

Total severance payment	$—	$829,704		$1,553,876	(4)	$527,661		$121,875		$431,195

(1)	Represents the cash payment due under the executive’s employment agreement. Assumes such payment would be paid ratably over a two- year period.
(2)	Benefits have been calculated based on the date the agreement would have expired had the executive’s employment not terminated due to his disability.
(3)	Assumes 2011 Management Incentive Plan payment was made on December 31, 2011.
(4)	The amount shown does not reflect adjustments that would be made to the executive’s total change in control severance payment to insure the executive’s severance payment would not be deemed an “excess parachute payment” under Section 280G of the Internal Revenue Code.

The following table provides the amount of compensation payable to Mr. Gould in each of the circumstances listed below.

	Payments Due Upon
	Termination for Cause	Termination without Cause or for Good Reason		Change in Control with Termination of Employment		Disability		Retirement		Death
Base salary	$—	$450,000	(1)	$675,000		$62,500		$—		$—
Annual cash incentive	—	40,000	(1)	60,000		42,188	(3)	42,188	(3)	42,188	(3)
Medical, life and dental insurance benefits	—	27,719		41,579		5,775	(2)	—		—
Income attributable to vesting of stock awards	—	—		167,200		167,200		—		167,200

Total severance payment	$—	$517,719		$943,779	(4)	$277,663		$42,188		$209,388

(1)	Represents the cash payment due under the executive’s employment agreement. Assumes such payment would be paid ratably over a two- year period.
(2)	Benefits have been calculated based on the date the agreement would have expired had the executive’s employment not terminated due to his disability.
(3)	Assumes 2011 Management Incentive Plan payment was made on December 31, 2011.
(4)	The amount shown does not reflect adjustments that would be made to the executive’s total change in control severance payment to insure the executive’s severance payment would not be deemed an “excess parachute payment” under Section 280G of the Internal Revenue Code.

The following table provides the amount of compensation payable to Ms. Kassekert in each of the circumstances listed below.

	Payments Due Upon
	Termination for Cause	Termination without Cause or for Good Reason		Change in Control with Termination of Employment		Disability		Retirement		Death
Base salary	$—	$561,600	(1)	$842,400		$78,000		$—		$—
Annual cash incentive	—	162,500	(1)	243,750		52,650	(3)	52,650	(3)	52,650	(3)
Medical, life and dental insurance benefits	—	29,678		44,518		6,183	(2)	—		—
Income attributable to vesting of stock awards	—	—		493,240		493,240		—		493,240

Total severance payment	$—	$753,778		$1,623,908	(4)	$630,073		$52,650		$545,890

(1)	Represents the cash payment due under the executive’s employment agreement. Assumes such payment would be paid ratably over a two-year period.
(2)	Benefits have been calculated based on the date the agreement would have expired had the executive’s employment not terminated due to his disability.
(3)	Assumes 2011 Management Incentive Plan payment was made on December 31, 2011.
(4)	The amount shown does not reflect adjustments that would be made to the executive’s total change in control severance payment to insure the executive’s severance payment would not be deemed an “excess parachute payment” under Section 280G of the Internal Revenue Code.

On January 24, 2012, Mr. Bush advised the Company and the Bank that he would be leaving the employ of the Company and the Bank. Mr. Bush’s last day of employment with the Company and the Bank was March 23, 2012. Mr. Bush is not entitled to any post-termination benefits in connection with his termination of employment (other than those provided under the Bank’s tax-qualified and non-tax-qualified retirement plans in which he participates). All of Mr. Bush’s unvested equity awards were forfeited as of March 23, 2012.

OTHER INFORMATION RELATING TO

DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These individuals are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Company common stock during the fiscal year ended December 31, 2011, except for the failure by Charles Kahn, Jr. to file a timely Form 4 with respect to the acquisition of shares in November 2011.

Transactions with Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits loans by the Company to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by the Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit the Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee, although the Bank does not currently have such a program in place.

Pursuant to the Company’s Audit Committee charter, the Audit Committee periodically reviews, no less frequently than quarterly, a summary of the Company’s transactions with directors and executive officers of the Company and with firms that employ directors, as well as any other related person transactions, for the purpose of recommending to the disinterested members of the Board of Directors that the transactions are fair, reasonable and within Company policy and should be ratified and approved. Also, in accordance with banking regulations and its policy, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of the Company’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors. Additionally, pursuant to the Company’s Code of Ethics and Business Conduct, all executive officers and directors of the Company must disclose any existing or potential conflicts of interest to the President and Chief Executive Officer of the Company. Such potential conflicts of interest include, but are not limited to, the following: (1) the Company conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (2) the ownership of more than 5% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with the Company.

The aggregate amount of loans by the Bank to its executive officers and directors and their affiliates was $201,578 at December 31, 2011. As of that date, these loans were performing according to their original terms. The outstanding loans made to our directors and executive officers and their affiliates were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and did not involve more than the normal risk of collectibility or present other unfavorable features.

SUBMISSION OF BUSINESS PROPOSALS AND STOCKHOLDER NOMINATIONS

The Company must receive proposals that stockholders seek to include in the proxy statement for the Company’s next annual meeting no later than December 8, 2012. If next year’s annual meeting is held on a date more than 30 calendar days from May 17, 2013, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s Bylaws provide that, in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must deliver notice of such nominations and/or proposals to the Corporate Secretary not less than 30 days before the date of the annual meeting. However, if less than 40 days’ notice or prior public disclosure of the date of the annual meeting is given to stockholders, such notice must be received not later than the close of business of the tenth day following the day on which notice of the date of the annual meeting was mailed to stockholders or prior public disclosure of the meeting date was made. A copy of the Bylaws may be obtained from the Company.

STOCKHOLDER COMMUNICATIONS

The Company encourages stockholder communications to the Board of Directors and/or individual directors. All communications from stockholders should be addressed to Beneficial Mutual Bancorp, Inc., 510 Walnut Street, Philadelphia, Pennsylvania 19106. Communications to the Board of Directors should be in the care of William J. Kline, Jr., Corporate Secretary. Communications to individual directors should be sent to such director at the Company’s address. Stockholders who wish to communicate with a Committee of the Board should send their communications to the care of the Chairperson of the particular committee, with a copy to Elizabeth H. Gemmill, the Chairperson of the Corporate Governance Committee. It is in the discretion of the Corporate Governance Committee whether any communication sent to the full Board should be brought before the full Board.

MISCELLANEOUS

A notice of internet availability regarding this proxy statement and the Company’s Annual Report on Form 10-K has been mailed to persons who were stockholders as of the close of business on March 23, 2012. Any stockholder who would like to receive a paper copy of the proxy statement or Form 10-K may obtain a copy by writing to the Corporate Secretary of the Company. The Form 10-K is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning a proxy card.

By Order of the Board of Directors,

William J. Kline, Jr.

Corporate Secretary

Philadelphia, Pennsylvania

April 5, 2012

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic 510 WALNUT STREET voting instruction form. PHILADELPHIA, PA 19106 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M44492-P21383 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY BENEFICIAL MUTUAL BANCORP, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends that you vote number(s) of the nominee(s) on the line below. FOR the following: Vote on Directors ! ! ! 1. The election as directors of all nominees listed for a three-year term (unless the “For All Except” box is marked and the instructions on the right are complied with). Nominees: 01) Elizabeth H. Gemmill 02) Joseph J. McLaughlin The election as director of the nominee listed for a two-year term (unless the “For All Except” box is marked and the instructions on the right are complied with). Nominee: 03) Marcy C. Panzer Vote on Proposals The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of Beneficial Mutual Bancorp, Inc. for the fiscal ! ! ! year ending December 31, 2012. 3. The approval of a non-binding resolution to approve the compensation of the Company’s named executive officers. ! ! ! NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For address changes and/or comments, please check this box and write them ! on the back where indicated. Please indicate if you plan to attend this meeting. ! ! Yes No Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 17, 2012 The proxy statement and the Company’s 2011 Annual Report to Stockholders are available at http://ir.thebeneficial.com/annuals.cfm. On this website, the Company also posts the Company’s 2011 Annual Report on Form 10-K, as filed with the U.S. Securities and Exchange Commission, including the Company’s 2011 audited consolidated financial statements. The Notice and Proxy Statement and Form 10-K are also available at www.proxyvote.com M44493-P21383 REVOCABLE PROXY BENEFICIAL MUTUAL BANCORP, INC. ANNUAL MEETING OF STOCKHOLDERS May 17, 2012 9:30 a.m., Local Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoints the official proxy committee of Beneficial Mutual Bancorp, Inc. (the “Company”), consisting of Frank A. Farnesi, Thomas J. Lewis and George W. Nise, or any of them, with full power of substitution in each, to act as proxy for the stockholder(s), and to vote all shares of common stock of the Company which the stockholder(s) is/are entitled to vote only at the Annual Meeting of Stockholders to be held on May 17, 2012 at 9:30 a.m., local time, at The Penn Mutual Towers, 510 Walnut Street, 19th floor, Philadelphia, Pennsylvania, and at any adjournments thereof, with all of the powers the stockholder(s) would possess if personally present at such meeting as indicated on the reverse side of this proxy card. This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the meeting. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued, and to be marked, dated and signed, on the other side)

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions until 11:59 p.m. Eastern Time on May 10, 2012. Have your voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an 510 WALNUT STREET electronic voting instruction form. PHILADELPHIA, PA 19106 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, voting instruction cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 10, 2012. Have your voting instruction card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your voting instruction card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M44494-P21383 KEEP THIS PORTION FOR YOUR RECORDS THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY BENEFICIAL MUTUAL BANCORP, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends that you vote number(s) of the nominee(s) on the line below. FOR the following: Vote on Directors ! ! ! 1. The election as directors of all nominees listed for a three-year term (unless the “For All Except” box is marked and the instructions on the right are complied with). Nominees: 01) Elizabeth H. Gemmill 02) Joseph J. McLaughlin The election as director of the nominee listed for a two-year term (unless the “For All Except” box is marked and the instructions on the right are complied with). Nominee: 03) Marcy C. Panzer Vote on Proposals The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of Beneficial Mutual Bancorp, Inc. for the fiscal ! ! ! year ending December 31, 2012. 3. The approval of a non-binding resolution to approve the compensation of the Company’s named executive officers. ! ! ! NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Signature [PLEASE SIGN WITHIN BOX] Date

M44495-P21383 Beneficial Mutual Savings Bank Employee Savings and Stock Ownership Plan (the “KSOP”) Voting Instruction Card The participant, hereby directs Pentegra Trust Company (the “Plan Trustee”), to vote all shares of Beneficial Mutual Bancorp, Inc. (the “Company”) common stock allocated to the participant’s account in the Beneficial Mutual Savings Bank Employee Savings and Stock Ownership Plan (the “KSOP”) for which the participant is entitled to direct the Plan Trustee to vote at the Annual Meeting of Stockholders to be held on May 17, 2012 at 9:30 a.m., local time, at The Penn Mutual Towers, 510 Walnut Street, 19th Floor, Philadelphia, Pennsylvania and at any adjournments thereof. The Plan Trustee will vote all unallocated shares of Company common stock held in the KSOP Trust and shares of Company common stock for which the Plan Trustee does not receive timely instructions, in a manner calculated to most accurately reflect the instructions it receives from other KSOP participants. Your voting instructions will be considered timely if received on or before May 10, 2012.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions until 11:59 p.m. Eastern Time on May 10, 2012. Have your voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an 510 WALNUT STREET electronic voting instruction form. PHILADELPHIA, PA 19106 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, voting instruction cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 10, 2012. Have your voting instruction card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your voting instruction card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M44496-P21383 KEEP THIS PORTION FOR YOUR RECORDS THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY BENEFICIAL MUTUAL BANCORP, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends that you vote number(s) of the nominee(s) on the line below. FOR the following: Vote on Directors ! ! ! 1. The election as directors of all nominees listed for a three-year term (unless the “For All Except” box is marked and the instructions on the right are complied with). Nominees: 01) Elizabeth H. Gemmill 02) Joseph J. McLaughlin The election as director of the nominee listed for a two-year term (unless the “For All Except” box is marked and the instructions on the right are complied with). Nominee: 03) Marcy C. Panzer Vote on Proposals The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of Beneficial Mutual Bancorp, Inc. for the fiscal ! ! ! year ending December 31, 2012. 3. The approval of a non-binding resolution to approve the compensation of the Company’s named executive officers. ! ! ! NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Signature [PLEASE SIGN WITHIN BOX] Date

M44497-P21383 Beneficial Mutual Bancorp, Inc. 2008 Equity Incentive Plan Voting Instruction Card The participant, hereby directs Pentegra Trust Company (the “Plan Trustee”), to vote all unvested shares of Beneficial Mutual Bancorp, Inc. (the “Company”) common stock awarded to the participant through the Beneficial Mutual Bancorp, Inc. 2008 Equity Incentive Plan (“Equity Plan”) for which the participant is entitled to direct the Plan Trustee to vote at the Annual Meeting of Stockholders to be held on May 17, 2012 at 9:30 a.m., local time, at The Penn Mutual Towers, 510 Walnut Street, 19th Floor, Philadelphia, Pennsylvania and at any adjournments thereof. If the Plan Trustee does not receive timely voting instructions, the Plan Trustee will vote the shares as directed by the Company. Your voting instructions will be considered timely if received on or before May 10, 2012.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions until 11:59 p.m. Eastern Time on May 10, 2012. Have your voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an 510 WALNUT STREET electronic voting instruction form. PHILADELPHIA, PA 19106 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, voting instruction cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 10, 2012. Have your voting instruction card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your voting instruction card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M44498-P21383 KEEP THIS PORTION FOR YOUR RECORDS THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY BENEFICIAL MUTUAL BANCORP, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends that you vote number(s) of the nominee(s) on the line below. FOR the following: Vote on Directors ! ! ! 1. The election as directors of all nominees listed for a three-year term (unless the “For All Except” box is marked and the instructions on the right are complied with). Nominees: 01) Elizabeth H. Gemmill 02) Joseph J. McLaughlin The election as director of the nominee listed for a two-year term (unless the “For All Except” box is marked and the instructions on the right are complied with). Nominee: 03) Marcy C. Panzer Vote on Proposals The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of Beneficial Mutual Bancorp, Inc. for the fiscal ! ! ! year ending December 31, 2012. 3. The approval of a non-binding resolution to approve the compensation of the Company’s named executive officers. ! ! ! NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Signature [PLEASE SIGN WITHIN BOX] Date

M44499-P21383 Beneficial Mutual Savings Bank Stock-Based Deferral Plan Voting Instruction Card The participant, hereby directs Pentegra Trust Company (the “Plan Trustee”), to vote all shares of Beneficial Mutual Bancorp, Inc. (the “Company”) common stock credited to the participant’s account in the Beneficial Mutual Savings Bank Stock-Based Deferral Plan for which the participant is entitled to direct the Plan Trustee to vote at the Annual Meeting of Stockholders to be held on May 17, 2012 at 9:30 a.m., local time, at The Penn Mutual Towers, 510 Walnut Street, 19th Floor, Philadelphia, Pennsylvania and at any adjournments thereof. If the Plan Trustee does not receive timely voting instructions, the Plan Trustee will vote the shares as directed by the Company. Your voting instructions will be considered timely if received on or before May 10, 2012.